Filed Pursuant to Rule 424(b)(3)

Registration No. 333-188870

Prospectus Supplement No. 1

(To prospectus dated June 14, 2013)

Warrants to Purchase up to 28,097,500 Shares of Common Stock

This Prospectus Supplement No. 1 (the “Prospectus Supplement”) supplements our Prospectus dated June 14, 2013 (the “Prospectus”), relating to the issuance of up to 28,097,500 shares of our common stock issuable upon exercise of outstanding warrants issued in connection with our registered offering which closed on June 19, 2013. We cannot predict when or if the warrants will be exercised, and it is possible that the warrants may expire and never be exercised.

Recent Developments

This Prospectus Supplement is being filed to update and supplement the information in the Prospectus with the information contained in our Current Report on Form 8-K filed with the Securities and Exchange Commission on June 21, 2013 (the “Current Report”). Accordingly, we have attached the Current Report to this Prospectus Supplement. Any statement contained in the Prospectus shall be deemed to be modified or superseded to the extent that information in this Prospectus Supplement modifies or supersedes such statement. Any statement that is modified or superseded shall not be deemed to constitute a part of the Prospectus except as modified or superseded by this Prospectus Supplement.

This Prospectus Supplement should be read in conjunction with, and may not be delivered or utilized without, the Prospectus.

In reviewing this Prospectus Supplement, you should carefully consider the matters described under the caption “Risk Factors” beginning on page 4 of the Prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this Prospectus Supplement is truthful or complete. Any representation to the contrary is a criminal offense.

This Prospectus Supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities.

The date of this Prospectus Supplement is June 26, 2013

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 19, 2013

Mast Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32157	84-1318182
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12390 El Camino Real, Suite 150, San Diego, California		92130
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 858-552-0866

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 19, 2013, the stockholders of Mast Therapeutics, Inc. (the “Company”) approved the Mast Therapeutics, Inc. 2013 Omnibus Incentive Plan (the “2013 Plan”) at the Company’s 2013 Annual Meeting of Stockholders (the “Annual Meeting”) and it became effective as of that date. The Company’s board of directors (the “Board”) approved the 2013 Plan on March 21, 2013, subject to stockholder approval at the Annual Meeting. The Company’s directors and employees, including its principal executive officer, president and principal operating officer, chief medical officer (who is a named executive officer), and principal financial and accounting officer, are eligible to participate in the 2013 Plan.

On June 19, 2013, after the Annual Meeting, the independent members of the Board granted stock option awards under the 2013 Plan to all of the Company’s employees and non-employee directors. The option awards have a 10-year term and an exercise price of $0.50 per share, which is a greater than 10% premium to the fair market value of the Company’s common stock on the grant date based on the closing sale price of $0.45 per share on the NYSE MKT on June 19, 2013. The employee option awards vest and become exercisable over a minimum of a 48-month period from the grant date and the director option awards vest and become exercisable over a 12-month period from the grant date. In December 2012, the Board’s compensation committee had determined to change its general practice of granting employee options once a year at the beginning of the year to a twice-yearly schedule, with one grant generally occurring around the beginning of the year and the other generally occurring around the time of the Company’s annual meeting of stockholders. The sizes of the option awards granted to employees were determined based on what the Company refers to as a “carried interest” framework and a target carried interest percentage for each employee, as described in the Company’s definitive proxy statement for the for the Annual Meeting filed with the Securities and Exchange Commission (“SEC”) on April 29, 2013 (the “Proxy Statement”). The size of the option awards granted to non-employee directors was determined based on the Company’s Director Compensation Policy, adopted on March 21, 2013, as described in the Proxy Statement.

On June 19, 2013, the independent members of the Board also approved the following stock option grant agreement forms, for use under the 2013 Plan for awards to the Company’s non-employee directors and employees, including its executive officers: (a) form of Non-Statutory Stock Option Grant Agreement—Director (for grants to non-employee directors); (b) form of Incentive Stock Option Grant Agreement (for grants to employees); (c) form of Senior Executive Incentive Stock Option Grant Agreement (for grants to the registrant’s chief executive officer and president and chief operating officer); and (d) form of CMO Incentive Stock Option Grant Agreement (for grants to the registrant’s chief medical officer). Copies of the forms described in (a) through (d) in the preceding sentence are attached as Exhibits 10.2, 10.3, 10.4 and 10.5, respectively.

The 2013 Plan amends, restates and renames the Amended and Restated 2008 Omnibus Incentive Plan, which the Company’s stockholders approved at its 2011 annual meeting of stockholders (the “Amended and Restated 2008 Plan”), and, accordingly, no new awards may be granted under the Amended and Restated 2008 Plan, which was the Company’s sole active plan for providing equity compensation to eligible employees, non-employee directors and consultants prior to June 19, 2013. All outstanding awards under the Amended and Restated 2008 Plan and the Company’s 2008 Omnibus Incentive Plan and 2005 Equity Incentive Plan (collectively, the “Prior Plans”) will continue to be governed by under the terms of those plans.

The principal differences between the 2013 Plan and the Amended and Restated 2008 Plan are as follows:

•

Available shares. The number of shares authorized for grant under the 2013 Plan effectively increased the number of shares available for plan awards by 5,750,000 shares. As of the stockholders’ approval of the 2013 Plan, there were 6,539,207 shares of the Company’s common stock available for issuance under the 2013 Plan. Stock options and stock appreciation rights (“SARs”) granted under the 2013 Plan reduce the available number of shares by one (1) share for every one share subject to such award, and other types of awards granted under the 2013 Plan reduce the available number of shares by one and one-half (1.5) shares for every one share subject to such award. Shares that are released from an award granted under the 2013 Plan and any Prior Plan due to forfeiture, expiration or settlement for cash of the award will increase the number of shares available for grant under the 2013 Plan by one (1) share for every one (1) share released from a stock option or SAR and by one and one-half (1.5) shares for every one (1) share released from other types of awards, subject to some exceptions.

•	Plan Expiration. The 2013 Plan will expire on June 19, 2023. The Amended and Restated 2008 Plan was set to expire on June 15, 2021.

•

Eligibility. The 2013 Plan expands participant eligibility to employees and consultants of any parent of the Company. Under the Amended and Restated 2008 Plan, only employees, consultants and non-employee directors of the Company and subsidiaries of the Company were eligible to participate. Currently, there is no “parent” entity of the Company.

•

Annual Limit on Director Awards. The 2013 Plan imposes a limit on awards to non-employee directors such that the aggregate grant date fair value of all awards granted during any 12-month period shall not exceed $3,000,000. The Amended and Restated 2008 Plan did not include this limitation.

•

Definition of Change in Control. Under the Amended and Restated 2008 Plan, a majority of the Board could vote to determine that a change in control (as defined in the plan) had occurred. Such provision was eliminated from the 2013 Plan.

•

No Repricing. The 2013 Plan clarifies that the Board may not, without the approval of the Company’s stockholders, take any action with respect to an option or SAR that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Company’s common stock is traded, including the exchange or cancellation of any option or SAR for another award or the exchange or cancellation of an option or SAR for cash. The Amended and Restated 2008 Plan prohibited the Board from authorizing the exchange of an option or SAR for another award or for cash, but did not explicitly prohibit cancellation of an option or SAR for another award or cash.

•

Forfeiture/Recoupment of Compensation (“Clawback”). The 2013 Plan includes a provision that makes awards subject to “clawback” in certain circumstances, including to the extent required by applicable law and securities exchange listing standards and in accordance with policies adopted by the Company. The Amended and Restated 2008 Plan did not include such a provision.

•

Section 162(m) Performance Criteria and Grant Limits. The 2013 Plan expands upon the potential performance criteria for awards intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code (the “Code”), including by adding to the types of potential financial metrics and clinical—and manufacturing-related achievements. Under the 2013 Plan, the per person limit on awards is (i) 4,000,000 shares subject to stock options or SARs granted during any 12-month period (compared to 2,000,000 shares under the Amended and Restated 2008 Plan), except that in connection with a participant’s initial commencement of services with the Company, that limit is 5,000,000 shares (compared to 2,500,000 shares under the Amended and Restated 2008 Plan), and (ii) for awards other than stock options and SARs that are intended to satisfy the performance-based compensation exception under Section 162(m) of the Code, 3,000,000 shares earned for each 12 months in the vesting or performance period for awards denominated in shares (compared to 1,500,000 shares under the Amended and Restated 2008 Plan), except that in connection with a participant’s initial commencement of services with the Company, that limit is 4,000,000 shares (compared to 2,000,000 shares under the Amended and Restated 2008 Plan). There is no difference between the two plans in regard to the maximum dollar value of $2,000,000 that may be earned by any participant in any 12-month period for awards intended to comply with the performance-based exception under Section 162(m) of the Code.

•

Shares Tendered for Tax Withholdings. Under the 2013 Plan, shares of the Company’s common stock tendered by a participant or withheld by the Company to satisfy tax withholding obligations with respect to awards other than stock options or stock appreciation rights granted under the 2013 Plan or any of the

Company’s prior plans will be added to the number of shares available for grant under the 2013 Plan. Under the Amended and Restated 2008 Plan, shares tendered or withheld to satisfy tax withholding obligations with respect to any award were not added back.

•

Option Exercise Procedures. Provided that the Company’s compensation committee consents to it and that the award agreement does not otherwise prohibit it, the 2013 Plan expressly permits full payment of the purchase price of stock options to be made by, in addition to other permissible methods, a net exercise procedure. Under a net exercise procedure, the participant delivers a properly executed exercise notice pursuant to which (i) the Company reduces the number of shares otherwise issuable to such participant upon the exercise of the stock option being exercised by the largest whole number of shares of the Company’s common stock having a fair market value that does not exceed the aggregate exercise price for the shares with respect to which the stock option is exercised, and (ii) the participant pays the Company in cash the remaining balance of such aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. The Amended and Restated 2008 Plan did not expressly permit a net exercise procedure.

A more detailed summary of the 2013 Plan is set forth in “Proposal 3—Approval of the Mast Therapeutics, Inc. 2013 Omnibus Incentive Plan” in the Proxy Statement. The summary in this report of the principal differences between the 2013 Plan and the Amended and Restated 2008 Plan, and the more detailed summary of the 2013 Plan set forth in the Proxy Statement, are qualified in their entirety by reference to the 2013 Plan, a copy of which is filed as Exhibit 10.1 to this report.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 19, 2013, the Company held the Annual Meeting. The following is a brief description of each matter voted upon at the Annual Meeting and final voting results showing the number of votes cast for and against (or, with respect to Proposal 5, the number of votes cast for 1 Year, 2 Years and 3 Years), as well as the number of abstentions and broker non-votes as to each such matter, as applicable.

Proposal 1 – To elect five directors to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified or until their earlier resignation or removal:

Nominee	For	Against	Abstain	Broker Non-Vote
Brian M. Culley	6,934,335	465,632	399,573	24,111,129
Jack Lief	6,992,736	446,233	360,571	24,111,129
Ted W. Love	6,948,569	451,304	399,667	24,111,129
David A. Ramsay	6,996,234	438,428	364,878	24,111,129
Lewis J. Shuster	6,944,762	494,206	360,572	24,111,129

In accordance with the above results, each nominee was elected to serve as director.

Proposal 2—To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013:

For	Against	Abstain	Broker Non-Vote
28,879,270	2,277,934	753,465	0

In accordance with the above results, the appointment of PricewaterhouseCoopers LLP was ratified.

Proposal 3—To approve the Mast Therapeutics, Inc. 2013 Omnibus Incentive Plan:

For	Against	Abstain	Broker Non-Vote
6,730,412	815,392	253,736	24,111,129

In accordance with the above results, the Mast Therapeutics, Inc. 2013 Omnibus Incentive Plan was approved.

Proposal 4—To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement:

For	Against	Abstain	Broker Non-Vote
6,669,855	882,767	246,918	24,111,129

In accordance with the above results, the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement, was approved on an advisory basis.

Proposal 5—To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers:

1 Year	2 Years	3 Years	Abstain
3,420,902	277,404	3,790,660	310,574

In accordance with the above results, the stockholders indicated, on an advisory basis, that the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers is once every three years.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

The list of exhibits called for by this Item is incorporated by reference to the Exhibit Index filed with this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mast Therapeutics, Inc.

June 21, 2013	By:	/s/ Patrick L. Keran
Name: Patrick L. Keran
Title: President and Chief Operating Officer

Exhibit Index

Exhibit No.	Description

10.1	Mast Therapeutics, Inc. 2013 Omnibus Incentive Plan

10.2	Form of Non-Statutory Stock Option Grant Agreement—Director (for grants to non-employee directors) under the 2013 Omnibus Incentive Plan

10.3	Form of Incentive Stock Option Grant Agreement (for grants to employees) under the 2013 Omnibus Incentive Plan

10.4	Form of Senior Executive Incentive Stock Option Grant Agreement (for grants to the registrant’s chief executive officer and president and chief operating officer) under the 2013 Omnibus Incentive Plan

10.5	Form of CMO Incentive Stock Option Grant Agreement (for grants to the registrant’s chief medical officer) under the 2013 Omnibus Incentive Plan

EXHIBIT 10.1

MAST THERAPEUTICS, INC.

2013 OMNIBUS INCENTIVE PLAN

Mast Therapeutics, Inc. (formerly, ADVENTRX Pharmaceuticals, Inc.), a Delaware corporation (the “Company”), hereby establishes and adopts the following 2013 Omnibus Incentive Plan (this “Plan”), which amends, restates and renames the Amended and Restated 2008 Plan (defined below), effective as of the Effective Date.

1. PURPOSE OF THIS PLAN

The purpose of this Plan is to assist the Company and its Affiliates in attracting and retaining selected individuals to serve as employees, directors, consultants and/or advisors of the Company and its Affiliates who are expected to contribute to the Company’s success and to achieve long-term objectives that will benefit stockholders of the Company through the additional incentives inherent in the Awards hereunder.

2. DEFINITIONS

2.1 “Affiliate” shall mean, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act of 1933, as amended. The Board or the Committee shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

2.2 “Amended and Restated 2008 Plan” shall mean the Company’s Amended and Restated 2008 Omnibus Incentive Plan, which was approved by the stockholders of the Company on June 15, 2011 and became effective on that date.

2.3 “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Other Share-Based Award, Performance Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of this Plan.

2.4 “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted hereunder, including through an electronic medium.

2.5 “Board” shall mean the board of directors of the Company.

2.6 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.7 “Committee” shall mean the Compensation Committee of the Board or a subcommittee thereof formed by the Compensation Committee to act as the Committee hereunder. The Committee shall consist of no fewer than two Directors, each of whom is (i) a “Non-Employee Director” within the meaning of Rule 16b-3 of the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code, to the extent the Board has members meeting such qualifications, and (iii) an “independent director” for purpose of the rules of the principal U.S. national securities exchange on which the Shares are traded, to the extent required by such rules. Anything to the contrary in this Plan notwithstanding, the Board reserves all authority to administer this Plan and to act as if the Committee hereunder.

2.8 “Consultant” shall mean any consultant or advisor who is a natural person and who provides services to the Company or any Affiliate, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (ii) does not directly or indirectly promote or maintain a market for the Company’s securities.

2.9 “Covered Employee” shall mean an employee of the Company or its subsidiaries who is a “covered employee” within the meaning of Section 162(m) of the Code.

2.10 “Director” shall mean a non-employee member of the Board.

2.11 “Dividend Equivalents” shall have the meaning set forth in Section 12.5.

2.12 “Effective Date” shall have the meaning set forth in Section 13.13.

2.13 “Employee” shall mean any employee of the Company or any Affiliate and any prospective employee conditioned upon, and effective not earlier than, such person becoming an employee of the Company or any Affiliate.

2.14 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.15 “Fair Market Value” shall mean, with respect to Shares as of any date, (i) the per Share closing sale price of the Shares reported as having occurred on the principal U.S. national securities exchange on which the Shares are listed and traded on such date, or, if there was no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Shares are not then listed on any national securities exchange but are quoted in an inter-dealer quotation system on a last sale basis, the final ask price reported on such date, or, if there is no such sale on such date, then on the last preceding date on which a sale was reported; or (iii) if the Shares are not listed on a national securities exchange nor quoted on an inter-dealer quotation system on a last sale basis, the amount determined by the Committee to be the fair market value of the Shares as determined by the Committee in its sole discretion. The Fair Market Value of any property other than Shares shall mean the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee, subject to the requirements of Section 409A of the Code.

2.16 “Incentive Stock Option” shall mean an Option that when granted is intended to be, and qualifies as, an incentive stock option for purposes of Section 422 of the Code.

2.17 “Limitations” shall have the meaning set forth in Section 10.5.

2.18 “Net Exercise” shall mean the delivery of a properly executed exercise notice followed by a procedure pursuant to which (1) the Company will reduce the number of shares otherwise issuable to a Participant upon the exercise of an Option by the largest whole number of shares having a Fair Market Value that does not exceed the aggregate exercise price for the shares with respect to which the Option is exercised, and (2) the Participant shall pay to the Company in cash the remaining balance of such aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued.

2.19 “Option” shall mean any right granted to a Participant under this Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

2.20 “Other Share-Based Award” shall have the meaning set forth in Section 8.1.

2.21 “Participant” shall mean an Employee, Consultant or Director who is selected by the Committee to receive an Award under this Plan.

2.22 “Payee” shall have the meaning set forth in Section 13.2.

2.23 “Performance Award” shall mean any Award of Performance Cash, Performance Shares or Performance Units granted pursuant to Article 9.

2.24 “Performance Cash” shall mean any cash incentives granted pursuant to Article 9 payable to the Participant upon the achievement of such performance goals as the Committee shall establish.

2.25 “Performance Period” shall mean the period established by the Committee during which any performance goals specified by the Committee with respect to such Award are to be measured.

2.26 “Performance Share” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated number of Shares, which value will be paid to the Participant upon achievement of such performance goals as the Committee shall establish.

2.27 “Performance Unit” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated amount of cash or property other than Shares, which value will be paid to the Participant upon achievement of such performance goals during the Performance Period as the Committee shall establish.

2.28 “Permitted Assignee” shall have the meaning set forth in Section 12.3.

2.29 “Prior Plans” shall mean, collectively, the Company’s 2005 Equity Incentive Plan, which was approved by the stockholders of the Company on May 24, 2005, the Company’s 2008 Omnibus Incentive Plan, which was approved by the stockholders of the Company on May 28, 2008, and the Amended and Restated 2008 Plan. Awards granted under the Prior Plans continue to be governed under the terms of the Prior Plans.

2.30 “Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.31 “Restricted Stock Award” shall have the meaning set forth in Section 7.1.

2.32 “Restricted Stock Unit” means an Award that is valued by reference to a Share, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, and that has such restrictions as the Committee, in its sole discretion, may impose, including without limitation, any restriction on the right to retain such Awards, to sell, transfer, pledge or assign such Awards, and/or to receive any cash Dividend Equivalents with respect to such Awards, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate,

2.33 “Restricted Stock Unit Award” shall have the meaning set forth in Section 7.1

2.34 “Services” shall mean services provided to the Company or any Affiliate or any successor company (or a subsidiary or parent thereof), whether as an Employee, Consultant or Director, unless, in connection with the conversion, if any, of a Participant from one classification (i.e., Employee, Consultant or Director) to another, the Committee, in its sole and absolute discretion, determines that any on-going services to the Company or any Affiliate or any successor company (or a subsidiary or parent thereof) shall not constitute “Services.”

2.35 “Shares” shall mean the shares of common stock of the Company, par value $0.001 per share.

2.36 “Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Article 6.

2.37 “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

3. SHARES SUBJECT TO THIS PLAN

3.1 Number of Shares. (a) Subject to adjustment as provided in Section 12.2, a total of 6,970,307 Shares shall be authorized for Awards granted under this Plan, less one (1) Share for every one (1) Share that was subject to an option or stock appreciation right granted after December 31, 2012 under the Prior Plans and one and one-half (1.5) Shares for every one (1) Share that was subject to an award other than an option or stock appreciation right granted after December 31, 2012 under the Prior Plans. Any Shares that are subject to Options or Stock Appreciation Rights granted under this Plan shall be counted against this limit as one (1) Share for every one (1) Share granted, any Shares that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as one and one-half (1.5) Share for every one (1) Share granted. As of the Effective Date, no awards may be granted under any of the Prior Plans.

(b) Subject at all times to Section 13.17, if any Shares subject to an Award are forfeited or an Award expires or is settled for cash (in whole or in part) or, after December 31, 2012, any Shares subject to an award under any of the Prior Plans are forfeited or an award under any Prior Plan expires or is settled for cash (in whole or in part), the Shares subject to such Award or award under the Prior Plan shall, to the extent of such forfeiture, expiration or cash settlement, again be available for Awards under this Plan, in accordance with Section 3.1(d) below. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under paragraph (a) of this Section: (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option, (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Option or Stock Appreciation Right or an option or stock appreciation right granted under any of the Prior Plans, (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof, and (iv) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or options granted under any of the Prior Plans.

(c) Shares issued under Substitute Awards shall not reduce the Shares authorized for grant under this Plan or authorized for grant to a Participant under Section 10.5. Additionally, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under this Plan and shall not reduce the Shares authorized for grant under this Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

(d) Any Share that again becomes available for grant pursuant to this Article shall be added back as (i) one (1) Share if such Share was subject to an Option or a Stock Appreciation Right granted under this Plan or an option or a stock appreciation right granted under any of the Prior Plans, and (ii) one and one-half (1.5) Shares if such Share was subject to an Award other than an Option or a Stock Appreciation Right granted under this Plan or an award other than an option or a stock appreciation right granted under any of the Prior Plans.

5.2 Character of Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

4. ELIGIBILITY AND ADMINISTRATION

4.1 Eligibility. Any Employee, Consultant or Director shall be eligible to be selected as a Participant.

4.2 Administration. (a) This Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of this Plan and subject to such orders or resolutions not inconsistent with the provisions of this Plan as may from time to time be adopted by the Board, to: (i) select the Employees and Directors to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards, not inconsistent with the provisions of this Plan, to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of this Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under this Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer this Plan and any instrument or agreement entered into under or in connection with this Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in this Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of this Plan; (xi) determine whether any Award, other than an Option or Stock Appreciation Right, will have Dividend Equivalents; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of this Plan.

(b) Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Affiliate.

(c) To the extent not inconsistent with applicable law, including Section 162(m) of the Code, or the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded, the Committee may delegate to (i) a committee of one or more directors of the Company any of the authority of the Committee under this Plan, including the right to grant, cancel, suspend or amend Awards and (ii) to the extent permitted by law, to one or more “officers” (as that term is defined in Rule 16(a)-1(f) of the Exchange Act) of the Company, or a committee of such officers, the right to grant Awards to Employees who are not Directors or such officers and the authority to take action on behalf of the Committee pursuant to this Plan to cancel or suspend Awards to Employees who are not Directors or such officers of the Company. The Board may take any action under this Plan that the Committee is authorized to take. In the event the Board takes such action, references to the Committee hereunder shall be understood to refer to the Board.

4.3 Annual Limit on Awards to Directors. Notwithstanding any other provision of this Plan to the contrary, the aggregate grant date fair value (calculated as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any Director during any 12-month period shall not exceed $3,000,000.

5. OPTIONS

5.1 Grant of Options. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under this Plan. Any Option shall be subject to the terms and conditions of this Article and to such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Committee shall deem desirable.

5.2 Award Agreements. All Options granted pursuant to this Article shall be evidenced by a written Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of this Plan. The terms of Options need not be the same with respect to each Participant. Granting an Option pursuant to this Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article may hold more than one Option granted pursuant to this Plan at the same time.

5.3 Option Price. Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Article shall not be less than 100% of the Fair Market Value of one Share on the date of grant of such Option. Other than pursuant to Section 12.2, the Committee shall not without the approval of the Company’s stockholders (a) lower the option price per Share of an Option after it is granted, (b) cancel an Option when the option price per Share exceeds the Fair Market Value of one Share in exchange for cash or another Award (other than in connection with a Change in Control or a Substitute Award), or (c) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded.

5.4 Option Term. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted, except in the event of death or disability. Notwithstanding the foregoing, in the event that on the last business day of the term of an Option that was granted under this Plan, (i) the exercise of the Option, other than an Incentive Stock Option, is prohibited by applicable law or (ii) Shares may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company insider trading policy, the term of the Option shall be extended for a period of thirty (30) days following the end of the legal prohibition or black-out period, as applicable.

5.5 Exercise of Options. (a) Options granted under this Plan shall be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased. The notice of exercise shall be in such form, made in such manner, and in compliance with such other requirements consistent with the provisions of this Plan as the Committee may prescribe from time to time.

(b) Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), (iii) with the consent of the Committee, by delivery of other consideration having a Fair Market Value on the exercise date equal to the total purchase price, (iv) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, including a Net Exercise procedure, (v) through same-day sales through a broker, unless the Committee provides otherwise in an Award Agreement, (vi) through any other method specified in an Award Agreement, or (vii) through any combination of any of the foregoing. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of this Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.

5.6 Form of Settlement. In its sole discretion, the Committee may provide that the Shares to be issued upon an Option’s exercise shall be in the form of Restricted Stock or other similar securities.

5.7 Incentive Stock Options. The Committee may grant Options intended to qualify as “incentive stock options” as defined in Section 422 of the Code, to any employee of the Company or any Affiliate, subject to the requirements of Section 422 of the Code. Solely for purposes of determining whether Shares are available for the grant of Incentive Stock Options under this Plan, the maximum aggregate number of Shares that may be issued pursuant to Incentive Stock Options granted under this Plan shall be the number of Shares set forth in the first sentence of Section 3.1(a), subject to adjustments provided in Section 12.2.

6. STOCK APPRECIATION RIGHTS

6.1 Grant and Exercise. The Committee may provide Stock Appreciation Rights (a) in conjunction with all or part of any Option granted under this Plan or at any subsequent time during the term of such Option, (b) in conjunction with all or part of any Award (other than an Option) granted under this Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award in each case upon such terms and conditions as the Committee may establish in its sole discretion.

6.2 Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of this Plan, as shall be determined from time to time by the Committee, including the following:

(a) Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise (or such amount less than such Fair Market Value as the Committee shall so determine at any time during a specified period before the date of exercise) over (ii) the grant price of the Stock Appreciation Right on the date of grant, which, except in the case of Substitute Awards or in connection with an adjustment provided in Section 12.2, shall not be less than the Fair Market Value of one Share on such date of grant of the Stock Appreciation Right.

(b) The Committee shall determine in its sole discretion whether payment of a Stock Appreciation Right shall be made in cash, in whole Shares or other property, or any combination thereof.

(c) The provisions of Stock Appreciation Rights need not be the same with respect to each recipient.

(d) The Committee may impose such other conditions or restrictions on the terms of exercise and the grant price of any Stock Appreciation Right, as it shall deem appropriate. A Stock Appreciation Right shall have (i) a grant price not less than Fair Market Value on the date of grant (subject to the requirements of Section 409A of the Code with respect to a Stock Appreciation Right granted in conjunction with, but subsequent to, an Option), and (ii) a term not greater than ten (10) years except in the event of death or disability. Notwithstanding clause (ii) of the preceding sentence, in the event that on the last business day of the term of a Stock Appreciation Right granted under this Plan (x) the exercise of the Stock Appreciation Right is prohibited by applicable law or (y) Shares may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company insider trading policy, the term of the Stock Appreciation Right shall be extended for a period of thirty (30) days following the end of the legal prohibition or black-out period, as applicable.

(e) Without the approval of the Company’s stockholders, other than pursuant to Section 12.2, the Committee shall not (i) reduce the grant price of any Stock Appreciation Right after the date of grant (ii) cancel any Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award (other than in connection with a Change in Control or a Substitute Award)), or (iii) take any other action with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded.

(f) The Committee may impose such terms and conditions on Stock Appreciation Rights granted in conjunction with any Award (other than an Option) as the Committee shall determine in its sole discretion.

7. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1 Grants. Awards of Restricted Stock and of Restricted Stock Units may be issued hereunder to Participants either alone or in addition to other Awards granted under this Plan (a “Restricted Stock Award” or “Restricted Stock Unit Award,” respectively), and such Restricted Stock Awards and Restricted Stock Unit Awards shall also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation. A Restricted Stock Award or Restricted Stock Unit Award may be subject to vesting restrictions imposed by the Committee covering a period of time specified by the Committee. The Committee has absolute discretion to determine whether any consideration (other than Services) is to be received by the Company or any Affiliate as a condition precedent to the issuance of Restricted Stock or Restricted Stock Units.

7.2 Award Agreements. The terms of any Restricted Stock Award or Restricted Stock Unit Award granted under this Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with this Plan. The terms of Restricted Stock Awards and Restricted Stock Unit Awards need not be the same with respect to each Participant.

7.3 Rights of Holders of Restricted Stock and Restricted Stock Units. Unless otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a stockholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a stockholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares. A Participant receiving a Restricted Stock Unit Award shall not possess voting rights with respect to such Award. Except as otherwise provided in an Award Agreement any Shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award or Restricted Stock Unit Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock Award or Restricted Stock Unit Award. Notwithstanding the provisions of this Section, cash dividends, stock and any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award or Restricted Stock Unit Award that vests based on achievement of performance goals shall either (i) not be paid or credited or (ii) be accumulated, shall be subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock or Restricted Stock Units with respect to which such cash, stock or other property has been distributed and shall be paid at the time such restrictions and risk of forfeiture lapse.

7.4 Issuance of Shares. Any Restricted Stock granted under this Plan may be evidenced in such manner as the Board may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company or its designee. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock.

8. OTHER SHARE-BASED AWARDS

8.1 Grants. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Share-Based Awards”), including deferred stock units, may be granted hereunder to Participants either alone or in addition to other Awards granted under this Plan. Other Share-Based Awards shall also be available as a form of payment of other Awards granted under this Plan and other earned cash-based compensation. Other Share-Based Awards may be subject to vesting restrictions imposed by the Committee covering a period of time specified by the Committee. The Committee has absolute discretion to determine whether any consideration (other than Services) is to be received by the Company or any Affiliate as a condition precedent to the issuance of Other Share-Based Awards.

8.2 Award Agreements. The terms of Other Share-Based Awards granted under this Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with this Plan. The terms of such Awards need not be the same with respect to each Participant. Notwithstanding the provisions of this Section, Dividend Equivalents and any property (other than cash) distributed as a dividend or otherwise with respect to the number of Shares covered by a Other Share-Based Award that vests based on achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Shares covered by a Other Share-Based Award with respect to which such cash, Shares or other property has been distributed.

8.3 Payment. Except as may be provided in an Award Agreement, Other Share-Based Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Other Share-Based Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

9. PERFORMANCE AWARDS

9.1 Grants. Performance Awards in the form of Performance Cash, Performance Shares or Performance Units, as determined by the Committee in its sole discretion, may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under this Plan. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 10.2.

9.2 Award Agreements. The terms of any Performance Award granted under this Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with this Plan. If a Performance Award will have Dividend Equivalents, provision for such shall be contained in the applicable Award Agreement. The terms of Performance Awards need not be the same with respect to each Participant.

9.3 Terms and Conditions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee prior to the grant of each Performance Award. The amount of the Award to be distributed shall be conclusively determined by the Committee.

9.4 Payment. Except as provided in Article 11 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

10. CODE SECTION 162(m) PROVISIONS

10.1 Covered Employees. Notwithstanding any other provision of this Plan, if the Committee determines at the time a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Award or an Other Share-Based Award is granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Article 10 is applicable to such Award.

10.2 Performance Criteria. If the Committee determines that a Restricted Stock Award, a Restricted Stock Unit, a Performance Award or an Other Share-Based Award is intended to be subject to this Article 10, the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre—or after-tax income (before or after allocation of corporate overhead and bonus); earnings per share; net income (before or after taxes); return on equity; total shareholder return; return on assets or net assets; return on capital (including return on total capital or return on invested capital); cash flow return on investment; appreciation in and/or maintenance of the price of the Shares or any other securities of the Company, including its publicly-traded securities or a tracking security whether actual or constructed; appreciation in and/or maintenance of the Company’s market capitalization; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices or other companies; reductions in costs; cash flow or cash flow per share (before or after dividends); improvement in or attainment of expense levels, working capital levels or other levels of cash, cash equivalents and/or short-term investments at specified points in time, including year-end; operating margins, gross margins or cash margin; reductions in debt or accrued liabilities; stockholders’ equity; research and development achievements; manufacturing achievements (including manufacturing registration on process validation batches, scale-up activities, obtaining particular yields from manufacturing runs and other measurable objectives related to process development activities); regulatory achievements (including submitting or filing applications or other documents with regulatory authorities, having any such applications or other documents accepted for review by the applicable regulatory authority or receiving approval of any such applications or other documents); passing pre-approval inspections (whether of the Company or the Company’s third-party manufacturer) and validation of manufacturing processes (whether the Company’s or the Company’s third-party manufacturer’s); clinical achievements (including initiating clinical or bioequivalence studies; initiating enrollment, achieving particular rates of enrollment or enrollment of particular numbers of subjects, or completing enrollment in clinical or bioequivalence studies; dosing the first patient in a clinical or bioequivalence study; completing phases of a clinical or bioequivalence study (including the treatment phase) or announcing or presenting preliminary or final data from clinical or bioequivalence studies (in each case, whether on particular timelines or generally)); strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors); supply chain achievements (including establishing relationships with manufacturers or suppliers of active pharmaceutical ingredients and other component materials and manufacturers of the Company’s products); co-development, co-marketing, profit sharing, joint venture or other similar arrangements); financing and other capital raising transactions (including sales of the Company’s equity or debt securities; factoring transactions; sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); and implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Affiliate, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, and the regulations thereunder.

10.3 Adjustments. Notwithstanding any provision of this Plan (other than Article 11), with respect to any Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Share-Based Award that is subject to this Section 10, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals, except in the case of the death or disability of the Participant or as otherwise determined by the Committee in special circumstances.

10.4 Restrictions. The Committee shall have the power to impose such other restrictions on Awards subject to this Article as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code.

10.5 Limitations on Grants to Individual Participants. Subject to adjustment as provided in Section 12.2, no Participant may (i) be granted Options or Stock Appreciation Rights during any 12-month period with respect to more than 4,000,000 Shares and (ii) earn more than 3,000,000 Shares under Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards and/or Other Share-Based Awards in any 12-month period that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in Shares (collectively, the “Limitations”), except that in connection with a Participant’s initial commencement of Services with the Company or any Affiliate, the Limitations shall be increased to 5,000,000 Shares and 4,000,000 Shares, respectively, in the year in which such Services commence. In addition to the foregoing, the maximum dollar value that may be earned by any Participant in any 12-month period with respect to Performance Awards that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in cash is $2,000,000. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitations.

11. CHANGE IN CONTROL PROVISIONS

11.1 Impact on Certain Awards. Award Agreements may provide that in the event of a Change in Control (as defined in Section 11.3): (i) Options and Stock Appreciation Rights outstanding as of the date of the Change in Control shall be cancelled and terminated without payment if the Fair Market Value of one Share as of the date of the Change in Control is less than the per Share Option exercise price or Stock Appreciation Right grant price, and (ii) all Performance Awards shall be considered to be earned and payable (either in full or pro rata based on the portion of Performance Period completed as of the date of the Change in Control), and any limitations or other restrictions shall lapse and such Performance Awards shall be immediately settled or distributed.

11.2 Assumption or Substitution of Certain Awards. (a) Unless otherwise provided in an Award Agreement, in the event of a Change in Control in which the successor company (or a subsidiary or parent thereof) assumes or substitutes for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award, if a Participant’s employment with such successor company (or a subsidiary or parent thereof) terminates within 24 months following such Change in Control (or such other period set forth in the Award Agreement, including prior thereto if applicable) and under the circumstances specified in the Award Agreement: (i) Options and Stock Appreciation Rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 24 months (or the period of time set forth in the Award Agreement), (ii) restrictions, limitations and other conditions applicable to Restricted Stock and Restricted Stock Units shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions and limitations and become fully vested, and (iii) the restrictions, limitations and other conditions applicable to any Other Share-Based Awards or any other Awards shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant. For the purposes of this Section 11.2, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award shall be considered assumed or substituted for if following the Change in Control the Award (or its substitute) confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company (or a subsidiary or parent thereof), the Committee may, with the consent of the successor company (or a subsidiary or parent thereof), provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award, for each Share subject thereto, will be solely common stock of the successor company (or a subsidiary or parent thereof) substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

(b) Unless otherwise provided in an Award Agreement, in the event of a Change in Control to the extent the successor company (or a subsidiary or parent thereof) does not assume or substitute for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award: (i) those Options and Stock Appreciation Rights outstanding as of the date of the Change in Control that are not assumed or substituted for shall immediately vest and become fully exercisable, (ii) restrictions and other limitations on Restricted Stock and Restricted Stock Units that are not assumed or substituted for shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions and limitations and become fully vested, and (iii) the restrictions, other limitations and other conditions applicable to any Other Share-Based Awards or any other Awards that are not assumed or substituted for shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant.

(c) The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and/or that each Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change in Control over the exercise price per share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

11.3 Change in Control. For purposes of this Plan, unless otherwise provided in an Award Agreement, Change in Control means the occurrence of any one of the following events after the date of approval of this Plan by the Board:

(a) Over a period of 36 consecutive months or less, there is a change in the composition of the Board such that a majority of the Board members (rounded up to the next whole number, if a fraction) ceases, by reason of one or more proxy contests for the election of Board members, to be composed of individuals who either (i) have been Board members continuously since the beginning of that period, or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in the preceding clause (i) who were still in office at the time that election or nomination was approved by the Board; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to satisfy the criteria described in the preceding clause (ii);

(b) Any person or group of persons (within the meaning of Section 13(d)(3) of the Exchange Act) directly or indirectly acquires beneficial ownership (determined pursuant to Rule 13d-3 promulgated under the Exchange Act) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders that the Board does not recommend such stockholders accept, other than (i) the Company or any corporation, partnership, limited liability company, business trust, or other entity controlling, controlled by or under common control with the Company (each, for purposes of this Section 11.3(b), an “affiliate”), (ii) an employee benefit plan of the Company or an affiliate, (iii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or an affiliate, or (iv) an underwriter temporarily holding securities pursuant to an offering of such securities;

(c) A merger or consolidation of the Company with or into another person or the sale, transfer, or other disposition of all or substantially all of the Company’s assets to one or more other persons in a single transaction or series of related transactions that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in such transaction (a “Business Combination”), unless in connection with such Business Combination securities possessing more than 50% of the total combined voting power of the survivor’s or acquiror’s outstanding securities (or the securities of any parent thereof) are held by a person or persons who held securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities (“Company Voting Securities”) immediately prior to such Business Combination and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to such Business Combination;

(d) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of a sale of all or substantially all of the Company’s assets; or

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 50% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control shall then occur.

12. GENERALLY APPLICABLE PROVISIONS

12.1 Amendment and Termination of this Plan. The Board may, from time to time, alter, amend, suspend or terminate this Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded; provided that the Board may not amend this Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Board may not, without the approval of the Company’s stockholders, amend this Plan to (a) increase the number of Shares that may be the subject of Awards under this Plan (except for adjustments pursuant to Section 12.2), (b) expand the types of awards available under this Plan, (c) materially expand the class of persons eligible to participate in this Plan, (d) amend any provision of Section 5.3 or Section 6.2(e), (e) increase the maximum permissible term of any Option specified by

Section 5.4 or the maximum permissible term of a Stock Appreciation Right specified by Section 6.2(d), or (f) increase the Limitations. The Board may not, without the approval of the Company’s stockholders, take any other action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded, including a reduction of the exercise price of an Option or the grant price of a Stock Appreciation Right, the exchange or cancellation of an Option or Stock Appreciation Right for another Award, or the exchange or cancellation of an Option or Stock Appreciation Right for cash. In addition, no amendments to, or termination of, this Plan shall impair the rights of a Participant in any material respect under any Award previously granted without such Participant’s consent.

12.2 Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to this Plan and to Awards as the Committee deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under this Plan, the Limitations, the maximum number of Shares that may be issued as Incentive Stock Options and, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under this Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate; provided, however, that the number of Shares subject to any Award shall always be a whole number.

12.3 Transferability of Awards. Except as provided below, no Award and no Shares that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. To the extent and under such terms and conditions as determined by the Committee, a Participant may assign or transfer an Award without consideration (each transferee thereof, a “Permitted Assignee”) to (i) the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (i), (iii) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or shareholders or (iv) for charitable donations; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of this Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of this Plan. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section.

12.4 Termination of Employment. The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, and the terms of such exercise, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Affiliate (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant’s employment or services will be determined by the Committee, which determination will be final.

12.5 Deferral; Dividend Equivalents. The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of this Plan and any Award Agreement, the recipient of an Award other than an Option or Stock Appreciation Right may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion. The Committee may provide that such amounts and Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested and may provide that such amounts and Dividend Equivalents are subject to the same vesting or performance conditions as the underlying Award. Notwithstanding the foregoing, Dividend Equivalents credited in connection with an Award that vests based on the achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such Dividend Equivalents have been credited.

13. MISCELLANEOUS

13.1 Award Agreements. Each Award Agreement shall either be (a) in writing in a form approved by the Committee and executed by the Company by an officer duly authorized to act on its behalf, or (b) an electronic notice in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking one or more types of Awards as the Committee may provide; in each case and if required by the Committee, the Award Agreement shall be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company. The Award Agreement shall set forth the material terms and conditions of the Award as established by the Committee consistent with the provisions of this Plan.

13.2 Tax Withholding. The Company shall have the right to make all payments or distributions pursuant to this Plan to a Participant (or a Permitted Assignee thereof) (any such person, a “Payee”) net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to this Plan. The Company or any Affiliate shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the Participant’s minimum required tax withholding rate or such other rate that will not cause an adverse accounting consequence or cost) otherwise deliverable in connection with the Award.

13.3 Right of Discharge Reserved; Claims to Awards. Nothing in this Plan nor the grant of an Award hereunder shall confer upon any Employee or Director the right to continue in the employment or service of the Company or any Affiliate or affect any right that the Company or any Affiliate may have to terminate the employment or service of (or to demote or to exclude from future Awards under this Plan) any such Employee or Director at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee or Participant shall have any claim to be granted any Award under this Plan, and there is no obligation for uniformity of treatment of Employees or Participants under this Plan.

13.4 Substitute Awards. Notwithstanding any other provision of this Plan, the terms of Substitute Awards may vary from the terms set forth in this Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

13.5 Cancellation of Award; Forfeiture of Gain. Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that the Award shall be canceled if the Participant, without the consent of the Company, while employed by, or providing services to, the Company or any Affiliate or after termination of such employment or services, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate (including conduct contributing to any financial restatements or financial irregularities), as determined by the Committee in its sole discretion. The Committee may provide in an Award Agreement that if within the time period specified in the Agreement the Participant establishes a relationship with a competitor or engages in an activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting or exercise of the Award and must repay such gain to the Company.

13.6 Stop Transfer Orders. All certificates for Shares delivered under this Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

13.7 Nature of Payments. All Awards made pursuant to this Plan are in consideration of services performed or to be performed for the Company or any Affiliate, division or business unit of the Company. Any income or gain realized pursuant to Awards under this Plan constitute a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Affiliate except as may be determined by the Committee or by the Board or board of directors of the applicable Affiliate.

13.8 Other Plans. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

13.9 Severability. If any provision of this Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of this Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under this Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under this Plan, and if the making of any payment in full or the provision of any other benefit required under this Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under this Plan.

13.10 Construction. As used in this Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

13.11 Unfunded Status of this Plan. This Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under this Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of this Plan.

13.12 Governing Law. This Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of California, without reference to principles of conflict of laws, and construed accordingly.

13.13 Effective Date of Plan; Termination of Plan. This Plan shall be effective on the date of the approval of this Plan by the holders of a sufficient number of the shares entitled to vote at a duly constituted meeting of the stockholders of the Company (the “Effective Date”), and on such date this Plan shall amend and restate in its entirety the Amended and Restated 2008 Plan. This Plan shall be null and void and of no effect if the foregoing condition is not fulfilled and in such event any Award granted pursuant to this Plan shall, notwithstanding any of the preceding provisions of this Plan, shall be null and void and of no effect. Awards may be granted under this Plan at any time and from time to time on or prior to the tenth anniversary of the Effective Date, on which date this Plan will expire except as to Awards then outstanding under this Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

13.14 Foreign Participants. Awards may be granted to Participants who are foreign nationals or employed or providing Services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Participants employed or providing Services in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Participants on assignments outside their home country.

13.15 Compliance with Section 409A of the Code. This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an

Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.

13.16 Captions. The captions in this Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

13.17 No Registration Rights; No Right to Settle in Cash. The Company has no obligation to register with any governmental body or organization (including, without limitation, the U.S. Securities and Exchange Commission “SEC”)) any of (a) the offer or issuance of any Award, (b) any Shares issuable upon the exercise of any Award, or (c) the sale of any Shares issued upon exercise of any Award, regardless of whether the Company in fact undertakes to register any of the foregoing. In particular, in the event that any of (x) any offer or issuance of any Award, (y) any Shares issuable upon exercise of any Award, or (z) the sale of any Shares issued upon exercise of any Award are not registered with any governmental body or organization (including, without limitation, the SEC), the Company will not under any circumstance be required to settle its obligations, if any, under this Plan in cash.

13.18 Forfeiture Events. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any Participant who knowingly or through gross negligence engaged in the misconduct, or who knowingly or through gross negligence failed to prevent the misconduct, and any Participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, shall reimburse the Company for (i) the amount of any payment in settlement of an Award received by such Participant during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement, and (ii) any profits realized by such Participant from the sale of securities of the Company during such 12-month period. In addition, to the extent claw-back or similar provisions applicable to Awards are required by applicable law, listing standards and/or policies adopted by the Company, Awards granted under the Plan shall be subject to such provisions.

EXHIBIT 10.2

Mast Therapeutics, Inc. 2013 Omnibus Incentive Plan

Non-Statutory Stock Option Grant Agreement—Director

THIS NON-STATUTORY STOCK OPTION GRANT AGREEMENT—DIRECTOR (this “Agreement”), effective as of [•] (the “Grant Date”), is entered into by and between Mast Therapeutics, Inc., a Delaware corporation (the “Company”), and [•] (the “Grantee”).

1. Grant of Option. The Company hereby grants to the Grantee a non-statutory stock option (the “Option”) to purchase [•] shares of common stock of the Company, par value $0.001 per share (the “Shares”), at the exercise price of $[•] per Share (the “Exercise Price”). The Option is not intended to qualify as an incentive stock option under Section 422 of the Code pursuant to the Mast Therapeutics, Inc. 2013 Omnibus Incentive Plan (the “Plan).

2. Subject to the Plan/Administration. This Agreement is subject to the provisions of the Plan, and, unless the context requires otherwise, terms used herein shall have the same meaning as in the Plan. In the event of a conflict between the provisions of the Plan and this Agreement, the Plan shall control. All questions of interpretation concerning this Agreement and the Plan shall be determined by the Committee or its designee. All such determinations shall be final or conclusive, and binding upon all persons having an interest in the Option as provided in the Plan.

3. Term of Option. Unless the Option terminates earlier pursuant to the provisions of this Agreement, the Option shall expire ten years from the Grant Date, except as provided in paragraph (d) of Section 6.

4. Vesting. The Option shall become vested with respect to [1/12th]/[1/36th] of the Shares on each monthly anniversary of [•] until all of the Shares have vested; provided, however, that the Grantee is then providing Services.

5. Exercise of Option

(a) Manner of Exercise. To the extent vested, the Option may be exercised, in whole or in part, by delivering notice to the Company in accordance with paragraph (g) of Section 8 in such form as the Company may require from time to time (the “Exercise Notice”). Such Exercise Notice shall specify the number of Shares subject to the Option as to which the Option is being exercised, and shall be accompanied by full payment of the Exercise Price of such Shares in a manner permitted under the terms of Section 5.5 of the Plan, except that payment with previously acquired Shares may only be made with the consent of the Committee. The Option may be exercised only in multiples of whole Shares and no fractional Shares shall be issued.

(b) Issuance of Shares. Upon exercise of the Option and payment of the Exercise Price for the Shares as to which the Option is exercised, the Company shall issue to the Grantee the applicable number of Shares in the form of fully paid and non-assessable Shares.

(c) Capitalization Adjustments. The number of Shares subject to the Option and the Exercise Price shall be equitably and appropriately adjusted as provided in Section 12.2 of the Plan.

6. Termination of Option

(a) Termination of Service Other Than Due to Death or Disability. Unless the Option has earlier terminated, the Option shall terminate in its entirety, regardless of whether the Option is vested, three (3) years after the date the Grantee ceases to provide Services for any reason other than the Grantee’s death or Disability. Except as provided in paragraphs (b) and (c) of this Section, any portion of the Option that is not vested at the time the Grantee ceases to provide Services shall immediately terminate.

(b) Death. Upon the Grantee’s death, unless the Option has earlier terminated, to the extent the Option is not fully vested the Option shall become fully vested and exercisable. The Grantee’s executor or personal representative, the person to whom the Option shall have been transferred by will or the laws of descent and distribution, or such other permitted transferee, as the case may be, may exercise the Option in accordance with paragraph (a) of Section 5, provided such exercise occurs within three (3) years after the date of the Grantee’s death or the end of the term of the Option pursuant to Section 3, whichever is earlier.

(c) Disability. In the event that the Grantee ceases to provide Services by reason of Disability, unless the Option has earlier terminated (i) the Option shall become fully vested and exercisable and (ii) the Option may be exercised, in accordance with paragraph (a) of Section 5, provided such exercise occurs within three (3) years after the date of Disability or the end of the term of the Option pursuant to Section 3, whichever is earlier. For purposes of this Agreement, “Disability” shall mean the Grantee’s becoming disabled within the meaning of Section 22(e)(3) of the Code, or as otherwise determined by the Committee in its discretion. The Committee may require such proof of Disability as the Committee in its sole and absolute discretion deems appropriate and the Committee’s determination as to whether the Grantee has incurred a Disability shall be final and binding on all parties concerned.

(d) Automatic Extension of Exercise Period. Notwithstanding any provisions of Section 3 or paragraphs (a), (b) or (c) of this Section to the contrary, if on the last business day of the term of the Option under Section 3 or if following termination of service and during any part of the time period set forth in the applicable paragraph of this Section (i) exercise of the Option is prohibited by applicable law or (ii) the Grantee may not purchase or sell Shares due to a “black-out period” of a Company insider trading policy, the term of the Option under Section 3 or the time period to exercise the Option under Section 3 or paragraphs (a), (b) or (c) of this Section, as applicable, shall be extended until the later of (x) thirty (30) days after the end of the applicable legal prohibition or black-out period or (y) the end of the time period set forth in the applicable paragraph of this Section.

7. Change in Control.

(a) Effect on Option. In the event of a Change in Control, the Option shall (i) vest and become exercisable on the day prior to the date of the Change in Control if the Grantee is then providing Services and (ii) terminate on the date of the Change in Control.

(b) Other Agreement or Plan. The provisions of this Section (including the definition of Cause), shall be superseded by the specific provisions, if any, of a written service or, if applicable, employment agreement between the Grantee and the Company, or a severance plan of the Company covering the Grantee, including a change in control severance agreement or plan, to the extent such a provision provides a greater benefit to the Grantee.

8. Miscellaneous.

(a) No Rights of Stockholder. The Grantee shall not have any of the rights of a stockholder with respect to the Shares subject to this Option until such Shares have been issued upon the due exercise of the Option.

(b) No Registration Rights; No Right to Settle in Cash. The Company has no obligation to register with any governmental body or organization (including, without limitation, the U.S. Securities and Exchange Commission (“SEC”)) any of (a) the offer or issuance of any Award (including this Option), (b) any Shares issuable upon the exercise of this Option, or (c) the sale of any Shares issued upon exercise of this Option, regardless of whether the Company in fact undertakes to register any of the foregoing. In particular, in the event that any of (x) any offer or issuance of this Option, (y) any Shares issuable upon exercise of this Option, or (z) the sale of any Shares issued upon exercise of this Option are not registered with any governmental body or organization (including, without limitation, the SEC), the Company will not under any circumstance be required to settle its obligations, if any, under this Plan in cash.

(c) Nontransferability of Option. Except to the extent and under such terms and conditions as determined by the Committee, the Option shall be nontransferable otherwise than by will or the laws of descent and distribution, and during the lifetime of the Grantee, the Option may be exercised only by the Grantee or, during the period the Grantee is under a legal disability, by the Grantee’s guardian or legal representative. Notwithstanding the foregoing, the Grantee may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the Grantee’s death, shall thereafter be entitled to exercise the Option.

(d) Severability. If any provision of this Agreement shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (i) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (ii) not affect any other provision of this Agreement or part thereof, each of which shall remain in full force and effect.

(e) Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of California, other than its conflict of laws principles.

(f) Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(g) Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for Grantee by the Company (or, if applicable the Affiliate for whom Grantee provides Services), or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address of such party set forth or at such other address as such party may designate in writing from time to time to the other party. Notice by mail shall be deemed delivered on the date on which it is postmarked.

Mailed notices to the Company should be addressed to:

Mast Therapeutics, Inc.

12390 El Camino Real, Suite 150

San Diego, CA 92130

Attention: Legal Department

Mailed notices to the Grantee should be addressed to the Grantee at the Grantee’s address as it appears on the records of the Company or the Affiliate for whom Grantee is providing Services or a successor company (or a subsidiary or parent thereof). The Company or the Grantee may by writing to the other party, designate a different address for notices.

The Plan documents, which may include but do not necessarily include: the Plan, this Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to Grantee electronically. In addition, if permitted by the Company, Grantee may deliver electronically the Exercise Notice called for by paragraph (a) of Section 5 to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

Grantee acknowledges that Grantee has read this paragraph (g) of Section 8 and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Exercise Notice, as described above. Grantee acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to Grantee by contacting the Company by telephone or in writing. Grantee further acknowledges that the Grantee will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, Grantee understands that Grantee must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. Grantee may revoke his or her consent to the electronic delivery of documents described above or may change the electronic mail address to which such documents are to be delivered (if Grantee has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, Grantee understands that he or she is not required to consent to electronic delivery of documents.

(h) Agreement Not a Contract. This Agreement (and the grant of the Option) is not an employment or service contract, and nothing in the Option shall be deemed to create in any way whatsoever any obligation on Grantee’s part to continue as an employee or director of or consultant to the Company or any Affiliate or a successor company (or a subsidiary or parent thereof), or of the Company or any Affiliate or a successor company (or a subsidiary or parent thereof) to continue Grantee’s Service as such an employee, director or consultant.

(i) Entire Agreement; Modification. This Agreement and the Plan contain the entire agreement between the parties with respect to the subject matter contained herein and may not be modified, except as provided in the Plan or in a written document signed by each of the parties hereto, and may be rescinded only by a written agreement signed by both parties.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the Grant Date.

MAST THERAPEUTICS, INC.

By:

Grantee

EXHIBIT 10.3

Mast Therapeutics, Inc. 2013 Omnibus Incentive Plan

Incentive Stock Option Grant Agreement

THIS INCENTIVE STOCK OPTION GRANT AGREEMENT (this “Agreement”), effective as of [•] (the “Grant Date”), is entered into by and between Mast Therapeutics, Inc., a Delaware corporation (the “Company”), and [•] (the “Grantee”).

1. Grant of Option. The Company hereby grants to the Grantee a stock option (the “Option”) to purchase [•] shares of common stock of the Company, par value $0.001 per share (the “Shares”), at the exercise price of $[•] per Share (the “Exercise Price”) pursuant to the Mast Therapeutics, Inc. 2013 Omnibus Incentive Plan (the “Plan”). The Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code to the fullest extent permitted by the Code, however, the Company does not represent or warrant that this Option qualifies as such. Grantee should consult with Grantee’s own tax advisor regarding the tax effects of this Option and the requirements necessary to obtain favorable income tax treatment under Section 422 of the Code, including, but not limited to, holding period requirements. (NOTE TO GRANTEE: If the Option is exercised more than three (3) months after the date on which Grantee ceases to be an Employee (other than by reason of Grantee’s death or permanent and total disability as defined in Section 22(e)(3) of the Code), the Option will be treated as a non-statutory stock option and not as an Incentive Stock Option to the extent required by Section 422 of the Code.)

In addition, to the extent that the Option (together with all Incentive Stock Options granted to Grantee under all stock option plans of the Company, including the Plan) becomes exercisable for the first time during any calendar year for shares having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount will be treated as non-statutory stock options. Options designated as Incentive Stock Options are taken into account in the order in which they were granted, and the Fair Market Value of stock is determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date required or permitted by such amendment to the Code. If the Option is treated as an Incentive Stock Option in part and as a non-statutory stock option in part by reason of the limitation set forth in this Section, Grantee may designate which portion of such Option Grantee is exercising. In the absence of such designation, Grantee shall be deemed to have exercised the Incentive Stock Option portion of the Option first. To the extent that certificates are issued for Shares, separate certificates representing each such portion shall be issued upon the exercise of the Option.

In addition, only Employees may receive granted Incentive Stock Options, any grant of an Option to a Consultant or Director shall be treated as a non-statutory stock option.

2. Subject to the Plan. This Agreement is subject to the provisions of the Plan, and, unless the context requires otherwise, terms used herein shall have the same meaning as in the Plan. In the event of a conflict between the provisions of the Plan and this Agreement, the Plan shall control. All questions of interpretation concerning this Agreement and the Plan shall be determined by the Committee or its designee. All such determinations shall be final or conclusive, and binding upon all persons having an interest in the Option as provided in the Plan.

3. Term of Option. Unless the Option terminates earlier pursuant to the provisions of this Agreement, the Option shall expire ten years from the Grant Date, except as provided in paragraph (f) of Section 6.

4. Vesting. [The Option shall become vested with respect to [•] of the Shares on [•], and as to 1/48th of the remaining amount of the Shares on each monthly anniversary of [•] such that all of the Shares will have vested by [•]; provided, however, that the Grantee is providing Services on each such vesting date.] / [The Option shall become vested with respect to 1/48th of the Shares on each monthly anniversary of [•]; provided, however, that the Grantee is then providing Services.]

5. Exercise of Option

(a) Manner of Exercise. To the extent vested, the Option may be exercised, in whole or in part, by delivering notice to the Company in accordance with paragraph (g) of Section 8 in such form as the Company may require from time to time (the “Exercise Notice”). Such Exercise Notice shall specify the number of Shares subject to the Option as to which the Option is being exercised, and shall be accompanied by full payment of the Exercise Price of such Shares in a manner permitted under the terms of Section 5.5 of the Plan, except that payment with previously acquired Shares may only be made with the consent of the Committee. The Option may be exercised only in multiples of whole Shares and no fractional Shares shall be issued.

(b) Issuance of Shares. Upon exercise of the Option and payment of the Exercise Price for the Shares as to which the Option is exercised, the Company shall issue to the Grantee the applicable number of Shares in the form of fully paid and non-assessable Shares.

(c) Capitalization Adjustments. The number of Shares subject to the Option and the Exercise Price shall be equitably and appropriately adjusted, if applicable, as provided in Section 12.2 of the Plan.

(d) Withholding. No Shares will be issued on exercise of the Option unless and until the Grantee pays to the Company, or makes satisfactory arrangements with the Company for payment of, any federal, state or local taxes required by law to be withheld in respect of the exercise of the Option. The Grantee hereby agrees that the Company may withhold from the Optionee’s wages or other remuneration the applicable taxes. At the discretion of the Company, the applicable taxes may be withheld in kind from the Shares otherwise deliverable to the Grantee on exercise of the Option, up to the Grantee’s minimum required withholding rate or such other rate that will not trigger a negative accounting impact.

(e) Notice of Disposition. Grantee agrees to notify the Company in writing within fifteen (15) days after the date of any disposition of any of the Shares issued upon exercise of the Option that occurs within the later of two (2) years after the Grant Date or within one (1) year after such Shares are transferred to the Grantee.

6. Termination of Option

(a) Termination of Employment or Service Relationship Other Than Due to Retirement, Death, Disability or Cause. Unless the Option has earlier terminated, the Option shall terminate in its entirety, regardless of whether the Option is vested, ninety (90) days after the date the Grantee ceases to provide Services for any reason other than, as applicable, the Grantee’s Retirement, death, Disability or termination for Cause. Except as provided in paragraphs (b), (c) or (d) of this Section, any portion of the Option that is not vested at the time the Grantee ceases to provide Services shall immediately terminate.

(b) Retirement. Upon the Retirement of the Grantee, unless the Option has earlier terminated, the Option shall continue in effect (and, for purposes of vesting pursuant to Section 4, the Grantee shall be deemed to continue to be providing Services) until the earlier of (i) two (2) years after the Grantee’s Retirement (or, if later, the fifth anniversary of the Grant Date), and (ii) the expiration of the Option’s term pursuant to Section 3. For purposes of this Agreement, “Retirement” shall mean termination of the Grantee’s employment with the Company and its Affiliates, or a successor company (or a subsidiary or parent thereof) and their respective subsidiaries, other than for Cause (a) if (i) the Grantee is then at least age 60 and (ii) the sum of the Grantee’s age and years of continuous Service with the Company and its Affiliates is then equal to at least 70 or (b) if the Committee characterizes such termination as a “Retirement” for purposes of this Agreement. For clarity, this Section 6(b) shall apply only to Grantees who are Employees at the time of termination.

(c) Death. Upon the Grantee’s death, unless the Option has earlier terminated, the Grantee’s executor or personal representative, the person to whom the Option shall have been transferred by will or the laws of descent and distribution, or such other permitted transferee, as the case may be, may exercise the Option in accordance with paragraph (a) of Section 5, to the extent vested, provided such exercise occurs within twelve (12) months after the date of the Grantee’s death or the end of the term of the Option pursuant to Section 3, whichever is earlier.

(d) Disability. In the event that the Grantee ceases to provide Services by reason of Disability, unless the Option has earlier terminated, the Option may be exercised, in accordance with paragraph (a) of Section 5, to the extent vested, provided such exercise occurs within six (6) months after the date of Disability or the end of the term of the Option pursuant to Section 3, whichever is earlier. For purposes of this Agreement, “Disability” shall mean the Grantee’s becoming disabled within the meaning of Section 22(e)(3) of the Code, or as otherwise determined by the Committee in its discretion. The Committee may require such proof of Disability as the Committee in its sole and absolute discretion deems appropriate and the Committee’s determination as to whether the Grantee has incurred a Disability shall be final and binding on all parties concerned.

(e) Termination for Cause. Upon termination by the Company or an Affiliate or a successor company (or a subsidiary or parent thereof) of the Grantee’s Service for Cause, unless the Option has earlier terminated, the Option shall immediately terminate in its entirety and shall thereafter not be exercisable to any extent whatsoever. For purposes of this Agreement, except as otherwise provided in a written employment or severance agreement between the Grantee and the Company or a severance plan of the Company covering the Grantee (including a change in control severance agreement or plan), “Cause” shall mean: the commission of any act of fraud, embezzlement or dishonesty by Grantee, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Company or an Affiliate or a successor company (or a subsidiary or parent thereof), or any other intentional misconduct by such person adversely affecting the business affairs of the Company or an Affiliate or a successor company (or a subsidiary or parent thereof) in a material manner.

(f) Automatic Extension of Exercise Period. Notwithstanding any provisions of Section 3 or paragraphs (a), (b), (c) or (d) of this Section to the contrary, if on the last business day of the term of the Option under Section 3 or if following termination of Service and during any part of the time period set forth in the applicable paragraph of this Section (i) exercise of the Option is prohibited by applicable law or (ii) the Grantee may not purchase or sell Shares due to a “black-out period” of a Company insider trading policy, the term of the Option under Section 3 or the time period to exercise the Option under Section 3 or paragraphs (a), (b), (c) or (d) of this Section, as applicable, shall be extended until the later of (x) thirty (30) days after the end of the applicable legal prohibition or black-out period or (y) the end of the time period set forth in the applicable paragraph of this Section.

7. Change in Control.

(a) Effect on Option. In the event of a Change in Control, to the extent the successor company (or a subsidiary or parent thereof) does not assume or substitute for the Option on substantially the same terms and conditions (which may include settlement in the common stock of the successor company (or a subsidiary or parent thereof)), the Option shall (i) vest and become exercisable on the day prior to the date of the Change in Control if the Grantee (A) is then providing Services or (B) was terminated without Cause as an Employee, Consultant or Director in connection with or in contemplation of the Change in Control and (ii) terminate on the date of the Change in Control. In the event of a Change in Control and solely if the Grantee was an Employee on the date of the Change of Control and is an Employee on the date of termination (as contemplated below), in both cases regardless of whether the Grantee was also a Director on such dates, to the extent the successor company (or a subsidiary or parent thereof) assumes or substitutes for the Option on substantially the same terms and conditions (which may include providing for settlement in the common stock of the successor company (or a subsidiary or parent thereof)), if within 24 months following the date of the Change in Control the Grantee’s employment is terminated by the Company or an Affiliate or the successor company (or a subsidiary or parent thereof) without Cause or by the Grantee for Good Reason, the Option shall become fully vested and exercisable, and may be exercised by the Grantee at any time until the tenth anniversary of the Grant Date.

(b) Good Reason. For purposes of this Agreement, except as otherwise provided in paragraph (c) of this Section, “Good Reason” shall mean, in each case without Grantee’s explicit written consent, which Grantee may withhold or provide in Grantee’s sole and absolute discretion, (i) a reduction by the Company or an Affiliate or a successor company (or a subsidiary or parent thereof) of more than 10% in Grantee’s rate of annual base salary as in effect immediately prior to such Change in Control; (ii) a reduction by the Company or an Affiliate or a successor company (or a subsidiary or parent thereof) of more than 10% of Grantee’s individual annual target or bonus opportunity, except under circumstances where the Company or the Affiliate or the successor company (or a subsidiary or parent thereof) implement changes to the bonus structure of similarly situated employees, including but not limited to changes to the bonus structure designed to integrate the Company’s or the Affiliate’s personnel with other personnel of the successor company (or a subsidiary or parent thereof); (iii) a change in position that materially reduces Grantee’s level of responsibility, including the level of person to whom Grantee reports; or (iv) a relocation following the Change in Control of Grantee’s primary office location (A) by more than 50 miles or (B) that would reasonably be expected to increase Grantee’s commute such that Grantee’s total (i.e., round-trip) commute would reasonably be expected to increase by more than 1 hour per day.

(c) Other Agreement or Plan. The provisions of this Section (including the definitions of Cause and Good Reason), shall be superseded by the specific provisions, if any, of a written employment or severance or service agreement between the Grantee and the Company or a severance plan of the Company covering the Grantee, including a change in control severance agreement or plan, to the extent such a provision provides a greater benefit to the Grantee.

8. Miscellaneous.

(a) No Rights of Stockholder. The Grantee shall not have any of the rights of a stockholder with respect to the Shares subject to this Option until such Shares have been issued upon the due exercise of the Option.

(b) No Registration Rights; No Right to Settle in Cash. The Company has no obligation to register with any governmental body or organization (including, without limitation, the U.S. Securities and Exchange Commission (“SEC”)) any of (a) the offer or issuance of any Award (including this Option), (b) any Shares issuable upon the exercise of this Option, or (c) the sale of any Shares issued upon exercise of this Option, regardless of whether the Company in fact undertakes to register any of the foregoing. In particular, in the event that any of (x) any offer or issuance of this Option, (y) any Shares issuable upon exercise of this Option, or (z) the sale of any Shares issued upon exercise of this Option are not registered with any governmental body or organization (including, without limitation, the SEC), the Company will not under any circumstance be required to settle its obligations, if any, under this Plan in cash.

(c) Nontransferability of Option. The Option shall be nontransferable otherwise than by will or the laws of descent and distribution, and during the lifetime of the Grantee, the Option may be exercised only by the Grantee or, during the period the Grantee is under a legal disability, by the Grantee’s guardian or legal representative. Notwithstanding the foregoing, the Grantee may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the Grantee’s death, shall thereafter be entitled to exercise the Option.

(d) Severability. If any provision of this Agreement shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (i) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (ii) not affect any other provision of this Agreement or part thereof, each of which shall remain in full force and effect.

(e) Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of California, other than its conflict of laws principles.

(f) Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(g) Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for Grantee by the Company (or, if applicable the Affiliate for whom Grantee provides Services), or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address of such party set forth or at such other address as such party may designate in writing from time to time to the other party. Notice by mail shall be deemed delivered on the date on which it is postmarked.

Mailed notices to the Company should be addressed to:

Mast Therapeutics, Inc.

12390 El Camino Real, Suite 150

San Diego, CA 92130

Attention: Legal Department

Mailed notice to the Grantee should be addressed to the Grantee at the Grantee’s address as it appears on the records of the Company or the Affiliate for whom Grantee is providing Services or a successor company (or a subsidiary or parent thereof). The Company or the Grantee may by writing to the other party, designate a different address for notices.

The Plan documents, which may include but do not necessarily include: the Plan, this Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to Grantee electronically. In addition, if permitted by the Company, Grantee may deliver electronically the Exercise Notice called for by paragraph (a) of Section 5 to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

Grantee acknowledges that Grantee has read this paragraph (g) of Section 8 and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Exercise Notice, as described above. Grantee acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to Grantee by contacting the Company by telephone or in writing. Grantee further acknowledges that the Grantee will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, Grantee understands that Grantee must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. Grantee may revoke his or her consent to the electronic delivery of documents described above or may change the electronic mail address to which such documents are to be delivered (if Grantee has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, Grantee understands that he or she is not required to consent to electronic delivery of documents.

(h) Agreement Not a Contract. This Agreement (and the grant of the Option) is not an employment or service contract, and nothing in the Option shall be deemed to create in any way whatsoever any obligation on Grantee’s part to continue as an employee or director of or consultant to the Company or any Affiliate or a successor company (or a subsidiary or parent thereof), or of the Company or any Affiliate or a successor company (or a subsidiary or parent thereof) to continue Grantee’s Service as such an employee, director or consultant.

(i) Entire Agreement; Modification. This Agreement and the Plan contain the entire agreement between the parties with respect to the subject matter contained herein and may not be modified, except as provided in the Plan or in a written document signed by each of the parties hereto, and may be rescinded only by a written agreement signed by both parties.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the Grant Date.

MAST THERAPEUTICS, INC.

By:

Grantee

EXHIBIT 10.4

Mast Therapeutics, Inc. 2013 Omnibus Incentive Plan

Senior Executive Incentive Stock Option Grant Agreement

THIS SENIOR EXECUTIVE INCENTIVE STOCK OPTION GRANT AGREEMENT (this “Agreement”), effective as of [•] (the “Grant Date”), is entered into by and between Mast Therapeutics, Inc., a Delaware corporation (the “Company”), and [•] (the “Grantee”).

1. Grant of Option. The Company hereby grants to the Grantee a stock option (the “Option”) to purchase [•] shares of common stock of the Company, par value $0.001 per share (the “Shares”), at the exercise price of $[•] per Share (the “Exercise Price”) pursuant to the Mast Therapeutics, Inc. 2013 Omnibus Incentive Plan (the “Plan”). The Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code to the fullest extent permitted by the Code, however, the Company does not represent or warrant that this Option qualifies as such. Grantee should consult with Grantee’s own tax advisor regarding the tax effects of this Option and the requirements necessary to obtain favorable income tax treatment under Section 422 of the Code, including, but not limited to, holding period requirements. (NOTE TO GRANTEE: If the Option is exercised more than three (3) months after the date on which Grantee ceases to be an Employee (other than by reason of Grantee’s death or permanent and total disability as defined in Section 22(e)(3) of the Code), the Option will be treated as a non-statutory stock option and not as an Incentive Stock Option to the extent required by Section 422 of the Code.)

In addition, to the extent that the Option (together with all Incentive Stock Options granted to Grantee under all stock option plans of the Company, including the Plan) becomes exercisable for the first time during any calendar year for shares having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount will be treated as non-statutory stock options. Options designated as Incentive Stock Options are taken into account in the order in which they were granted, and the Fair Market Value of stock is determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date required or permitted by such amendment to the Code. If the Option is treated as an Incentive Stock Option in part and as a non-statutory stock option in part by reason of the limitation set forth in this Section, Grantee may designate which portion of such Option Grantee is exercising. In the absence of such designation, Grantee shall be deemed to have exercised the Incentive Stock Option portion of the Option first. To the extent that certificates are issued for Shares, separate certificates representing each such portion shall be issued upon the exercise of the Option.

2. Subject to the Plan. This Agreement is subject to the provisions of the Plan, and, unless the context requires otherwise, terms used herein shall have the same meaning as in the Plan. In the event of a conflict between the provisions of the Plan and this Agreement, the Plan shall control. All questions of interpretation concerning this Agreement and the Plan shall be determined by the Committee or its designee. All such determinations shall be final or conclusive, and binding upon all persons having an interest in the Option as provided in the Plan.

3. Term of Option. Unless the Option terminates earlier pursuant to the provisions of this Agreement, the Option shall expire ten years from the Grant Date, except as provided in paragraph (g) of Section 6.

4. Vesting. The Option shall become vested with respect to 1/48th of the Shares on each monthly anniversary of [•]; provided, however, that the Grantee is then providing Services.

5. Exercise of Option

(a) Manner of Exercise. To the extent vested, the Option may be exercised, in whole or in part, by delivering notice to the Company in accordance with paragraph (g) of Section 8 in such form as the Company may require from time to time (the “Exercise Notice”). Such Exercise Notice shall specify the number of Shares subject to the Option as to which the Option is being exercised, and shall be accompanied by full payment of the Exercise Price of such Shares in a manner permitted under the terms of Section 5.5 of the Plan, except that payment with previously acquired Shares may only be made with the consent of the Committee. The Option may be exercised only in multiples of whole Shares and no fractional Shares shall be issued.

(b) Issuance of Shares. Upon exercise of the Option and payment of the Exercise Price for the Shares as to which the Option is exercised, the Company shall issue to the Grantee the applicable number of Shares in the form of fully paid and non-assessable Shares.

(c) Capitalization Adjustments. The number of Shares subject to the Option and the Exercise Price shall be equitably and appropriately adjusted, if applicable, as provided in Section 12.2 of the Plan.

(d) Withholding. No Shares will be issued on exercise of the Option unless and until the Grantee pays to the Company, or makes satisfactory arrangements with the Company for payment of, any federal, state or local taxes required by law to be withheld in respect of the exercise of the Option. The Grantee hereby agrees that the Company may withhold from the Optionee’s wages or other remuneration the applicable taxes. At the discretion of the Company, the applicable taxes may be withheld in kind from the Shares otherwise deliverable to the Grantee on exercise of the Option, up to the Grantee’s minimum required withholding rate or such other rate that will not trigger a negative accounting impact.

(e) Notice of Disposition. Grantee agrees to notify the Company in writing within fifteen (15) days after the date of any disposition of any of the Shares issued upon exercise of the Option that occurs within the later of two (2) years after the Grant Date or within one (1) year after such Shares are transferred to the Grantee.

6. Termination of Option

(a) Termination of Employment or Service Relationship Other Than Due to Retirement, Death, Disability, Involuntary Termination or Cause. Unless the Option has earlier terminated, the Option shall terminate in its entirety, regardless of whether the Option is vested, ninety (90) days after the date the Grantee ceases to provide Services for any reason other than, as applicable, the Grantee’s Retirement, death, Disability, Involuntary Termination or termination for Cause. Except as provided in paragraphs (b), (c), (d) or (e) of this Section, any portion of the Option that is not vested at the time the Grantee ceases to provide Services shall immediately terminate.

(b) Retirement. Upon the Retirement of the Grantee, unless the Option has earlier terminated, the Option shall continue in effect (and, for purposes of vesting pursuant to Section 4, the Grantee shall be deemed to continue to be providing Services) until the earlier of (i) two (2) years after the Grantee’s Retirement (or, if later, the fifth anniversary of the Grant Date), and (ii) the expiration of the Option’s term pursuant to Section 3. For purposes of this Agreement, “Retirement” shall mean termination of the Grantee’s employment with the Company and its Affiliates, or a successor company (or a subsidiary or parent thereof) and their respective subsidiaries, other than for Cause (a) if (i) the Grantee is then at least age 60 and (ii) the sum of the Grantee’s age and years of continuous Service with the Company and its Affiliates is then equal to at least 70 or (b) if the Committee characterizes such termination as a “Retirement” for purposes of this Agreement. For clarity, this Section 6(b) shall apply only to Grantees who are Employees at the time of termination.

(c) Death. Upon the Grantee’s death, unless the Option has earlier terminated, the Grantee’s executor or personal representative, the person to whom the Option shall have been transferred by will or the laws of descent and distribution, or such other permitted transferee, as the case may be, may exercise the Option in accordance with paragraph (a) of Section 5, to the extent vested, provided such exercise occurs within twelve (12) months after the date of the Grantee’s death or by the end of the term of the Option pursuant to Section 3, whichever is earlier.

(d) Disability. In the event that the Grantee ceases to provide Services by reason of Disability, unless the Option has earlier terminated, the Option may be exercised, in accordance with paragraph (a) of Section 5, to the extent vested, provided such exercise occurs within six (6) months after the date of Disability or by the end of the term of the Option pursuant to Section 3, whichever is earlier. For purposes of this Agreement, “Disability” shall mean the Grantee’s becoming disabled within the meaning of Section 22(e)(3) of the Code, or as otherwise determined by the Committee in its discretion. The Committee may require such proof of Disability as the Committee in its sole and absolute discretion deems appropriate and the Committee’s determination as to whether the Grantee has incurred a Disability shall be final and binding on all parties concerned.

(e) Involuntary Termination. In the event that the Grantee ceases to provide Services as an Employee by reason of an Involuntary Termination, unless the Option has earlier terminated, the Option shall, immediately prior to such Involuntary Termination, vest and become exercisable with respect to 25% of the total number of Shares subject to this Option (or [•] Shares (subject to adjustment pursuant to paragraph (c) of

Section 5)), and the Option may be exercised, in accordance with paragraph (a) of Section 5, to the extent vested as of such Involuntary Termination (for clarity, after taking into account the foregoing acceleration provision of this paragraph (e)), provided such exercise occurs by the close of business on the last calendar day of the 12th full calendar month following the date of such Involuntary Termination. Notwithstanding the increased vesting provided for in the preceding sentence, in no event shall the Option become vested and exercisable for more than the number of Shares set forth in Section 1 (subject to adjustment as provided in paragraph (c) of Section 5). For purposes of this Agreement, “Involuntary Termination” shall mean: (i) without the Grantee’s express written consent, an action by the Company’s Board of Directors or external events causing or immediately portending a material reduction or alteration of the Grantee’s duties, position or responsibilities relative to the Grantee’s duties, position or responsibilities in effect immediately prior to such reduction or alteration, or the removal of the Grantee from such position, duties or responsibilities; (ii) without the Grantee’s express written consent, a material reduction by the Company (or, if applicable, the Affiliate for whom Grantee provides Services) of the Grantee’s base salary as in effect immediately prior to such reduction; (iii) without the Grantee’s express written consent, the relocation of the Grantee’s principal place of employment with the Company (or, if applicable, the Affiliate for whom Grantee provides Services) by more than fifty (50) miles; or (iv) any termination of the Grantee by the Company without Cause or as a result of the Retirement of the Grantee.

(f) Termination for Cause. Upon termination by the Company or an Affiliate or a successor company (or a subsidiary or parent thereof) of the Grantee’s Service for Cause, unless the Option has earlier terminated, the Option shall immediately terminate in its entirety and shall thereafter not be exercisable to any extent whatsoever. For purposes of this Agreement, “Cause” shall mean (i) any act of personal dishonesty taken by the Grantee in connection with his or her responsibilities as an employee which is intended to result in substantial personal enrichment of the Grantee; (ii) Grantee’s conviction of a felony that the Company’s Board of Directors reasonably believes has had or will have a material detrimental effect on the Company’s or an Affiliate’s reputation or business; (iii) a willful act by the Grantee that constitutes misconduct and is materially injurious to the Company or any Affiliate; or (iv) continued willful violations by the Grantee of the Grantee’s obligations to the Company or its Affiliate(s) after there has been delivered to the Grantee a written demand for performance from the Company that describes the basis for the Company’s belief that the Grantee has not substantially performed his or her duties.

(g) Automatic Extension of Exercise Period. Notwithstanding any provisions of Section 3 or paragraphs (a), (b), (c), (d) or (e) of this Section to the contrary, if on the last business day of the term of the Option under Section 3 or if following termination of Service and during any part of the time period set forth in the applicable paragraph of this Section (i) exercise of the Option is prohibited by applicable law or (ii) the Grantee may not purchase or sell Shares due to a “black-out period” of a Company insider trading policy, the term of the Option under Section 3 or the time period to exercise the Option under Section 3 or paragraphs (a), (b), (c), (d) or (e) of this Section, as applicable, shall be extended until the later of (x) thirty (30) days after the end of the applicable legal prohibition or black-out period or (y) the end of the time period set forth in the applicable paragraph of this Section.

7. Change in Control.

(a) Effect on Option. In the event of a Change in Control, unless the Option has earlier terminated, the Option shall vest and become exercisable with respect to fifty percent (50%) of the then unvested Shares on the day prior to the date of the Change in Control and shall vest and become exercisable with respect to the remaining fifty percent (50%) of the then unvested Shares on the one (1) year anniversary of the Change in Control; provided, however, that the Grantee is then providing Services.

(b) Assumption or Substitution. Subject to paragraph (a) of this Section 7, in the event of a Change in Control, to the extent the successor company (or a subsidiary or parent thereof) does not assume or substitute for the Option on substantially the same terms and conditions (which may include settlement in the common stock of the successor company (or a subsidiary or parent thereof)), the Option (i) shall become fully vested and exercisable on the day prior to the date of the Change in Control if the Grantee (A) is then providing Services or (B) was the subject of an Involuntary Termination in connection with, related to or in contemplation of the Change in Control and (ii) may be exercised, in accordance with paragraph (a) of Section 5, provided such exercise occurs by the close of business on the last calendar day of the 24th full calendar month following the date of such Involuntary Termination.

(c) Tail. Subject to paragraph (a) of this Section 7, in the event of a Change in Control, to the extent the successor company (or a subsidiary or parent thereof) assumes or substitutes for the Option on substantially the same terms and conditions (which may include providing for settlement in the common stock of the successor company (or a subsidiary or parent thereof)), and in the event of an Involuntary Termination of the Grantee within 12 months following the date of the Change in Control, the Option shall become fully vested and exercisable, and may be exercised by the Grantee at any time until the close of business on the last calendar day of the 24th full calendar month following the date of such Involuntary Termination.

8. Miscellaneous.

(a) No Rights of Stockholder. The Grantee shall not have any of the rights of a stockholder with respect to the Shares subject to this Option until such Shares have been issued upon the due exercise of the Option.

(b) No Registration Rights; No Right to Settle in Cash. The Company has no obligation to register with any governmental body or organization (including, without limitation, the U.S. Securities and Exchange Commission (“SEC”)) any of (a) the offer or issuance of any Award (including this Option), (b) any Shares issuable upon the exercise of this Option, or (c) the sale of any Shares issued upon exercise of this Option, regardless of whether the Company in fact undertakes to register any of the foregoing. In particular, in the event that any of (x) any offer or issuance of this Option, (y) any Shares issuable upon exercise of this Option, or (z) the sale of any Shares issued upon exercise of this Option are not registered with any governmental body or organization (including, without limitation, the SEC), the Company will not under any circumstance be required to settle its obligations, if any, under this Plan in cash.

(c) Nontransferability of Option. The Option shall be nontransferable otherwise than by will or the laws of descent and distribution, and during the lifetime of the Grantee, the Option may be exercised only by the Grantee or, during the period the Grantee is under a legal disability, by the Grantee’s guardian or legal representative. Notwithstanding the foregoing, the Grantee may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the Grantee’s death, shall thereafter be entitled to exercise the Option.

(d) Severability. If any provision of this Agreement shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (i) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (ii) not affect any other provision of this Agreement or part thereof, each of which shall remain in full force and effect.

(e) Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of California, other than its conflict of laws principles.

(f) Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(g) Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for Grantee by the Company (or, if applicable the Affiliate for whom Grantee provides Services), or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address of such party set forth or at such other address as such party may designate in writing from time to time to the other party. Notice by mail shall be deemed delivered on the date on which it is postmarked.

Mailed notices to the Company should be addressed to:

Mast Therapeutics, Inc.

12390 El Camino Real, Suite 150

San Diego, CA 92130

Attention: Legal Department

Mailed notices to the Grantee should be addressed to the Grantee at the Grantee’s address as it appears on the records of the Company or the Affiliate for whom Grantee is providing Services or a successor company (or a subsidiary or parent thereof). The Company or the Grantee may by writing to the other party, designate a different address for notices.

The Plan documents, which may include but do not necessarily include: the Plan, this Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to Grantee electronically. In addition, if permitted by the Company, Grantee may deliver electronically the Exercise Notice called for by paragraph (a) of Section 5 to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

Grantee acknowledges that Grantee has read this paragraph (g) of Section 8 and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Exercise Notice, as described above. Grantee acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to Grantee by contacting the Company by telephone or in writing. Grantee further acknowledges that the Grantee will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, Grantee understands that Grantee must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. Grantee may revoke his or her consent to the electronic delivery of documents described above or may change the electronic mail address to which such documents are to be delivered (if Grantee has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, Grantee understands that he or she is not required to consent to electronic delivery of documents.

(h) Agreement Not a Contract. This Agreement (and the grant of the Option) is not an employment or service contract, and nothing in the Option shall be deemed to create in any way whatsoever any obligation on Grantee’s part to continue as an employee or director of or consultant to the Company or any Affiliate or a successor company (or a subsidiary or parent thereof), or of the Company or any Affiliate or a successor company (or a subsidiary or parent thereof) to continue Grantee’s Service as such an employee, director or consultant.

(i) Entire Agreement; Modification. This Agreement and the Plan contain the entire agreement between the parties with respect to the subject matter contained herein and may not be modified, except as provided in the Plan or in a written document signed by each of the parties hereto, and may be rescinded only by a written agreement signed by both parties.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the Grant Date.

MAST THERAPEUTICS, INC.

By:

Grantee

EXHIBIT 10.5

Mast Therapeutics, Inc. 2013 Omnibus Incentive Plan

CMO Incentive Stock Option Grant Agreement

THIS CMO INCENTIVE STOCK OPTION GRANT AGREEMENT (this “Agreement”), effective as of [•] (the “Grant Date”), is entered into by and between Mast Therapeutics, Inc., a Delaware corporation (the “Company”), and [•] (the “Grantee”).

1. Grant of Option. The Company hereby grants to the Grantee a stock option (the “Option”) to purchase [•] shares of common stock of the Company, par value $0.001 per share (the “Shares”), at the exercise price of $[•] per Share (the “Exercise Price”) pursuant to the Mast Therapeutics, Inc. 2013 Omnibus Incentive Plan (the “Plan”). The Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code to the fullest extent permitted by the Code, however, the Company does not represent or warrant that this Option qualifies as such. Grantee should consult with Grantee’s own tax advisor regarding the tax effects of this Option and the requirements necessary to obtain favorable income tax treatment under Section 422 of the Code, including, but not limited to, holding period requirements. (NOTE TO GRANTEE: If the Option is exercised more than three (3) months after the date on which Grantee ceases to be an Employee (other than by reason of Grantee’s death or permanent and total disability as defined in Section 22(e)(3) of the Code), the Option will be treated as a non-statutory stock option and not as an Incentive Stock Option to the extent required by Section 422 of the Code.)

In addition, to the extent that the Option (together with all Incentive Stock Options granted to Grantee under all stock option plans of the Company, including the Plan) becomes exercisable for the first time during any calendar year for shares having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount will be treated as non-statutory stock options. Options designated as Incentive Stock Options are taken into account in the order in which they were granted, and the Fair Market Value of stock is determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date required or permitted by such amendment to the Code. If the Option is treated as an Incentive Stock Option in part and as a non-statutory stock option in part by reason of the limitation set forth in this Section, Grantee may designate which portion of such Option Grantee is exercising. In the absence of such designation, Grantee shall be deemed to have exercised the Incentive Stock Option portion of the Option first. To the extent that certificates are issued for Shares, separate certificates representing each such portion shall be issued upon the exercise of the Option.

2. Subject to the Plan/Administration. This Agreement is subject to the provisions of the Plan, and, unless the context requires otherwise, terms used herein shall have the same meaning as in the Plan. In the event of a conflict between the provisions of the Plan and this Agreement, the Plan shall control. All questions of interpretation concerning this Agreement and the Plan shall be determined by the Committee or its designee. All such determinations shall be final or conclusive, and binding upon all persons having an interest in the Option as provided in the Plan.

3. Term of Option. Unless the Option terminates earlier pursuant to the provisions of this Agreement, the Option shall expire ten years from the Grant Date, except as provided in paragraph (g) of Section 6.

4. Vesting. The Option shall become vested with respect to 1/48th of the Shares on each monthly anniversary of [•]; provided, however, that the Grantee is then providing Services.

5. Exercise of Option

(a) Manner of Exercise. To the extent vested, the Option may be exercised, in whole or in part, by delivering notice to the Company in accordance with paragraph (g) of Section 8 in such form as the Company may require from time to time (the “Exercise Notice”). Such Exercise Notice shall specify the number of Shares subject to the Option as to which the Option is being exercised, and shall be accompanied by full payment of the Exercise Price of such Shares in a manner permitted under the terms of Section 5.5 of the Plan, except that payment with previously acquired Shares may only be made with the consent of the Committee. The Option may be exercised only in multiples of whole Shares and no fractional Shares shall be issued.

(b) Issuance of Shares. Upon exercise of the Option and payment of the Exercise Price for the Shares as to which the Option is exercised, the Company shall issue to the Grantee the applicable number of Shares in the form of fully paid and non-assessable Shares.

(c) Capitalization Adjustments. The number of Shares subject to the Option and the Exercise Price shall be equitably and appropriately adjusted, if applicable, as provided in Section 12.2 of the Plan.

(d) Withholding. No Shares will be issued on exercise of the Option unless and until the Grantee pays to the Company, or makes satisfactory arrangements with the Company for payment of, any federal, state or local taxes required by law to be withheld in respect of the exercise of the Option. The Grantee hereby agrees that the Company may withhold from the Optionee’s wages or other remuneration the applicable taxes. At the discretion of the Company, the applicable taxes may be withheld in kind from the Shares otherwise deliverable to the Grantee on exercise of the Option, up to the Grantee’s minimum required withholding rate or such other rate that will not trigger a negative accounting impact.

(e) Notice of Disposition. Grantee agrees to notify the Company in writing within fifteen (15) days after the date of any disposition of any of the Shares issued upon exercise of the Option that occurs within the later of two (2) years after the Grant Date or within one (1) year after such Shares are transferred to the Grantee.

6. Termination of Option

(a) Termination of Employment or Service Relationship Other Than Due to Retirement, Death, Disability, Involuntary Termination or Cause. Unless the Option has earlier terminated, the Option shall terminate in its entirety, regardless of whether the Option is vested, ninety (90) days after the date the Grantee ceases to provide Services for any reason other than, as applicable, the Grantee’s Retirement, death, Disability, Involuntary Termination or termination for Cause. Except as provided in paragraphs (b), (c), (d) or (e) of this Section, any portion of the Option that is not vested at the time the Grantee ceases to provide Services shall immediately terminate.

(b) Retirement. Upon the Retirement of the Grantee, unless the Option has earlier terminated, the Option shall continue in effect (and, for purposes of vesting pursuant to Section 4, the Grantee shall be deemed to continue to be providing Services) until the earlier of (i) two (2) years after the Grantee’s Retirement (or, if later, the fifth anniversary of the Grant Date), and (ii) the expiration of the Option’s term pursuant to Section 3. For purposes of this Agreement, “Retirement” shall mean termination of the Grantee’s employment with the Company and its Affiliates, or a successor company (or a subsidiary or parent thereof) and their respective subsidiaries, other than for Cause (a) if (i) the Grantee is then at least age 60 and (ii) the sum of the Grantee’s age and years of continuous Service with the Company and its Affiliates is then equal to at least 70 or (b) if the Committee characterizes such termination as a “Retirement” for purposes of this Agreement. For clarity, this Section 6(b) shall apply only to Grantees who are Employees at the time of termination.

(c) Death. Upon the Grantee’s death, unless the Option has earlier terminated, the Grantee’s executor or personal representative, the person to whom the Option shall have been transferred by will or the laws of descent and distribution, or such other permitted transferee, as the case may be, may exercise the Option in accordance with paragraph (a) of Section 5, to the extent vested, provided such exercise occurs within twelve (12) months after the date of the Grantee’s death or by the end of the term of the Option pursuant to Section 3, whichever is earlier.

(d) Disability. In the event that the Grantee ceases to provide Services by reason of Disability, unless the Option has earlier terminated, the Option may be exercised, in accordance with paragraph (a) of Section 5, to the extent vested, provided such exercise occurs within six (6) months after the date of Disability or by the end of the term of the Option pursuant to Section 3, whichever is earlier. For purposes of this Agreement, “Disability” shall mean the Grantee’s becoming disabled within the meaning of Section 22(e)(3) of the Code, or as otherwise determined by the Committee in its discretion. The Committee may require such proof of Disability as the Committee in its sole and absolute discretion deems appropriate and the Committee’s determination as to whether the Grantee has incurred a Disability shall be final and binding on all parties concerned.

(e) Involuntary Termination. In the event that the Grantee ceases to provide Services as an Employee by reason of an Involuntary Termination, unless the Option has earlier terminated, the Option shall, immediately prior to such Involuntary Termination, vest and become exercisable with respect to 18.75% of the total number of Shares subject to this Option (or [•] Shares (subject to adjustment pursuant to paragraph (c) of

Section 5)), and the Option may be exercised, in accordance with paragraph (a) of Section 5, to the extent vested as of such Involuntary Termination (for clarity, after taking into account the foregoing acceleration provision of this paragraph (e)), provided such exercise occurs by the close of business on the last calendar day of the 9th full calendar month following the date of such Involuntary Termination. Notwithstanding the increased vesting provided for in the preceding sentence, in no event shall the Option become vested and exercisable for more than the number of Shares set forth in Section 1 (subject to adjustment as provided in paragraph (c) of Section 5). For purposes of this Agreement, “Involuntary Termination” shall mean: (i) without Grantee’s express written consent, a material reduction or alteration of Grantee’s duties, position or responsibilities relative to Grantee’s duties, position or responsibilities in effect immediately prior to such reduction or alteration, or Grantee’s removal from such position, duties or responsibilities; (ii) without Grantee’s express written consent, a material reduction by the Company (or, if applicable, the Affiliate for whom Grantee provides Services) of Grantee’s base salary as in effect immediately prior to such reduction; (iii) without Grantee’s express written consent, the relocation of Grantee’s principal place of employment with the Company (or, if applicable, the Affiliate for whom Grantee provides Services) by more than fifty (50) miles; (iv) any termination of Grantee’s employment by the Company without Cause. Except in the case of a termination of Grantee by the Company (or, if applicable, the Affiliate for whom Grantee provides Services) without Cause, an “Involuntary Termination” shall not be deemed to occur until the Company has received written notice from Grantee of the occurrence of an Involuntary Termination and had thirty (30) days after the Company’s receipt of such notice to cure or remedy such Involuntary Termination (the “Remedy Period”). Any such notice provided by Grantee shall indicate the specific termination provision relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and shall specify the effective date of your “separation from service” within the meaning of Section 409A of the Code. In order to be effective, a resignation for Involuntary Termination must occur within ten (10) business days after the end of the Remedy Period in which the Company (or, if applicable, the Affiliate for whom Grantee provides Services) failed to cure or remedy the Involuntary Termination and Grantee must have provided the foregoing written notice of the occurrence of an Involuntary Termination event to the Company within ninety (90) days of Grantee’s awareness of the initial existence of the applicable Involuntary Termination event.

(f) Termination for Cause. Upon termination by the Company or an Affiliate or a successor company (or a subsidiary or parent thereof) of the Grantee’s Service for Cause, unless the Option has earlier terminated, the Option shall immediately terminate in its entirety and shall thereafter not be exercisable to any extent whatsoever. For purposes of this Agreement, “Cause” shall mean: (i) any act of personal dishonesty by Grantee in connection with Grantee’s hiring process with the Company that the Company’s Board of Directors reasonably believes has had or will have a material detrimental effect on the Company’s or an Affiliate’s reputation or business; (ii) any act of personal dishonesty by Grantee in connection with Grantee’s responsibilities as an employee which is intended to result in Grantee’s substantial personal enrichment; (iii) continued willful violations by Grantee of Grantee’s obligations to the Company or its Affiliate(s) after there has been delivered to Grantee a written demand for performance from the Company that describes the basis for the Company’s belief that Grantee has not substantially performed Grantee’s duties; (iv) a willful act by Grantee that constitutes misconduct and is materially injurious to the Company or any Affiliate; and (v) Grantee’s conviction (including any plea of guilty or nolo contendere) of any felony that the Company’s Board of Directors reasonably believes has had or will have a material detrimental effect on the Company’s or any Affiliate’s reputation or business.

(g) Automatic Extension of Exercise Period. Notwithstanding any provisions of Section 3 or paragraphs (a), (b), (c), (d) or (e) of this Section to the contrary, if on the last business day of the term of the Option under Section 3 or if following termination of Service and during any part of the time period set forth in the applicable paragraph of this Section (i) exercise of the Option is prohibited by applicable law or (ii) the Grantee may not purchase or sell Shares due to a “black-out period” of a Company insider trading policy, the term of the Option under Section 3 or the time period to exercise the Option under Section 3 or paragraphs (a), (b), (c), (d) or (e) of this Section, as applicable, shall be extended until the later of (x) thirty (30) days after the end of the applicable legal prohibition or black-out period or (y) the end of the time period set forth in the applicable paragraph of this Section.

7. Change in Control.

(a) Assumption or Substitution. In the event of a Change in Control, unless the Option has earlier terminated, to the extent the successor company (or a subsidiary or parent thereof) does not assume or substitute for the Option on substantially the same terms and conditions (which may include settlement in the common stock of the successor company (or a subsidiary or parent thereof)), the Option (i) shall vest and become exercisable on the day prior to the date of the Change in Control if the Grantee (A) is then providing Services or (B) was the subject of an Involuntary Termination in connection with, related to or in contemplation of the Change in Control and (ii) may be exercised, in accordance with paragraph (a) of Section 5, provided such exercise occurs by the close of business on the last calendar day of the 18th full calendar month following the date of such Involuntary Termination or by the end of the term of the Option pursuant to Section 3, whichever is earlier.

(b) Tail. In the event of a Change in Control, to the extent the successor company (or a subsidiary or parent thereof) assumes or substitutes for the Option on substantially the same terms and conditions (which may include providing for settlement in the common stock of the successor company (or a subsidiary or parent thereof)) and in the event of an Involuntary Termination of the Grantee within 24 months following the date of the Change in Control, the Option shall become fully vested and exercisable, and may be exercised by the Grantee at any time until the close of business on the last calendar day of the 18th full calendar month following the date of such Involuntary Termination or by the end of the term of the Option pursuant to Section 3, whichever is earlier.

8. Miscellaneous.

(a) No Rights of Stockholder. The Grantee shall not have any of the rights of a stockholder with respect to the Shares subject to this Option until such Shares have been issued upon the due exercise of the Option.

(b) No Registration Rights; No Right to Settle in Cash. The Company has no obligation to register with any governmental body or organization (including, without limitation, the U.S. Securities and Exchange Commission (“SEC”)) any of (a) the offer or issuance of any Award (including this Option), (b) any Shares issuable upon the exercise of this Option, or (c) the sale of any Shares issued upon exercise of this Option, regardless of whether the Company in fact undertakes to register any of the foregoing. In particular, in the event that any of (x) any offer or issuance of this Option, (y) any Shares issuable upon exercise of this Option, or (z) the sale of any Shares issued upon exercise of this Option are not registered with any governmental body or organization (including, without limitation, the SEC), the Company will not under any circumstance be required to settle its obligations, if any, under this Plan in cash.

(c) Nontransferability of Option. The Option shall be nontransferable otherwise than by will or the laws of descent and distribution, and during the lifetime of the Grantee, the Option may be exercised only by the Grantee or, during the period the Grantee is under a legal disability, by the Grantee’s guardian or legal representative. Notwithstanding the foregoing, the Grantee may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the Grantee’s death, shall thereafter be entitled to exercise the Option.

(d) Severability. If any provision of this Agreement shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (i) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (ii) not affect any other provision of this Agreement or part thereof, each of which shall remain in full force and effect.

(e) Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of California, other than its conflict of laws principles.

(f) Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(g) Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for Grantee by the Company (or, if applicable the Affiliate for whom Grantee provides Services), or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address of such party set forth or at such other address as such party may designate in writing from time to time to the other party. Notice by mail shall be deemed delivered on the date on which it is postmarked.

Mailed notices to the Company should be addressed to:

Mast Therapeutics, Inc.

12390 El Camino Real, Suite 150

San Diego, CA 92130

Attention: Legal Department

Mailed notices to the Grantee should be addressed to the Grantee at the Grantee’s address as it appears on the records of the Company or the Affiliate for whom Grantee is providing Services or a successor company (or a subsidiary or parent thereof). The Company or the Grantee may by writing to the other party, designate a different address for notices.

The Plan documents, which may include but do not necessarily include: the Plan, this Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to Grantee electronically. In addition, if permitted by the Company, Grantee may deliver electronically the Exercise Notice called for by paragraph (a) of Section 5 to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

Grantee acknowledges that Grantee has read this paragraph (g) of Section 8 and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Exercise Notice, as described above. Grantee acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to Grantee by contacting the Company by telephone or in writing. Grantee further acknowledges that the Grantee will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, Grantee understands that Grantee must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. Grantee may revoke his or her consent to the electronic delivery of documents described above or may change the electronic mail address to which such documents are to be delivered (if Grantee has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, Grantee understands that he or she is not required to consent to electronic delivery of documents.

(h) Agreement Not a Contract. This Agreement (and the grant of the Option) is not an employment or service contract, and nothing in the Option shall be deemed to create in any way whatsoever any obligation on Grantee’s part to continue as an employee or director of or consultant to the Company or any Affiliate or a successor company (or a subsidiary or parent thereof), or of the Company or any Affiliate or a successor company (or a subsidiary or parent thereof) to continue Grantee’s Service as such an employee, director or consultant.

(i) Entire Agreement; Modification. This Agreement and the Plan contain the entire agreement between the parties with respect to the subject matter contained herein and may not be modified, except as provided in the Plan or in a written document signed by each of the parties hereto, and may be rescinded only by a written agreement signed by both parties.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the Grant Date.

MAST THERAPEUTICS, INC.

By:

Grantee